--------------------------------------------------------------------------------



                                  CREDIT AGREEMENT

                                   $25,000,000

                                     between

                              THE HOLT GROUP, INC.
                            HOLT CARGO SYSTEMS, INC.
                    HOLT HAULING AND WAREHOUSING SYSTEM, INC.
                          MURPHY MARINE SERVICES, INC.
                             NPR HOLDING CORPORATION
                                    NPR, INC.
                         NPR-NAVIERAS RECEIVABLES, INC.
                                    NPR, S.A.
                           THE RIVERFRONT DEVELOPMENT
                                   CORPORATION
                           WILMINGTON STEVEDORES, INC.

                                       and

                              CORESTATES BANK, N.A.

                                      dated

                                November 20, 1997



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


                                Table of Contents


1. Certain Definitions ...................................................  1
      1.1. Definitions ...................................................  1
      1.2. Accounting Terms ..............................................  9

2. The Credit ............................................................  9
      2.1. Credit Facilities .............................................. 9
           (a) The Loans .................................................. 9
           (b) Letters of Credit ..........................................10
      2.2. The Note .......................................................11
      2.3. Funding Procedures .............................................11
           (a) Requests for Advance .......................................11
           (b) Irrevocability . ...........................................11
           (c) Availability of Funds ......................................11
           (d) Funding of Net Amount ......................................12
      2.4. Interest .......................................................12
           (a) Base Rate ..................................................12
           (b) LIBO Rate ..................................................12
           (c) Renewals and Conversions of Loans ..........................12
           (d) Automatic Reinstatement ....................................12
      2.5. Fees ...........................................................13
      2.6. Reduction or Termination of Commitment .........................13
           (a) Voluntary ..................................................13
           (b) Loan Commitment Termination ................................13
      2.7. Voluntary Prepayments ..........................................13
           (a) Base Rate Loans ............................................13
           (b) LIBO Rate Loans ............................................13
      2.8. Payments .......................................................13
           (a) Base Rate Loans ............................................13
           (b) LIBO Rate Loans ............................................13
           (c) Form of Payments, Application of Payments, Payment
               Administration, Etc ........................................13
           (d) Net Payments ...............................................14
           (e) Prepayment of LIBO Rate Loans ..............................14
           (f) Demand Deposit Account .....................................15
      2.9. Changes in Circumstances; Yield Protection .....................15
     2.10. Illegality .....................................................16

3. Representations and Warranties .........................................17
      3.1. Organization, Standing .........................................17
      3.2. Corporate Authority, Validity, Etc. ............................17
      3.3. Litigation .....................................................17
      3.4. ERISA ..........................................................17
      3.5. Financial Statements ...........................................18

      3.6. Not in Default, Judgments, Etc. ................................18
      3.7. Taxes ..........................................................18
      3.8. Permits, Licenses, Etc. ........................................19
      3.9. No Materially Adverse Contracts, Etc. ..........................19
     3.10. Compliance with Laws, Etc. .....................................19
           (a) Compliance Generally .......................................19
           (b) Hazardous Wastes, Substances and Petroleum Products ........19
     3.11. Solvency .......................................................19
     3.12. Subsidiaries, Etc. .............................................20
     3.13. Title to Properties, Leases ....................................20
     3.14. Public Utility Holding Company; Investment Company .............20
     3.15. Margin Stock ...................................................20
     3.16. Use of Proceeds ................................................20
     3.17. Appraisal of Vessels ...........................................20
     3.18. Disclosure Generally ...........................................20

 4. Conditions Precedent ..................................................21
      4.1. All Loans ......................................................21
           (a) Documents ..................................................21
           (b) Borrowing Base Certificate .................................21
           (c) Covenants; Representations .................................21
           (d) Defaults ...................................................21
           (e) Material Adverse Change ....................................21
 4.2. Conditions to First Loan ............................................21
           (a) Articles, Bylaws ...........................................21
           (b) Evidence of Authorization ..................................21
           (c) Legal Opinions .............................................21
           (d) Incumbency .................................................21
           (e) Note .......................................................22
           (f) Security Agreements ........................................22
           (g) Pro Forma Balance Sheet ....................................22
           (h) Documents ..................................................22
           (i) Consents ...................................................22
           (j) Other Agreements ...........................................22
           (k) Repayment of Loans under 1995 Credit Agreement .............22
           (1) Fees, Expenses .............................................22

5. Affirmative Covenants ..................................................22
      5.1. Financial Statements and Reports ...............................22
           (a) Annual Statements ..........................................22
           (b) Quarterly Statements .......................................23
           (c) Compliance Certificate .....................................23
           (d) ERISA ......................................................23
           (e) Material Changes ...........................................23
           (f) Borrowing Base Certificate .................................23

           (g) Summary Annual Budget ......................................24
           (h) Other Information ..........................................24
      5.2. Corporate Existence ............................................24
      5.3. ERISA ..........................................................24
      5.4. Compliance with Regulations ....................................24
      5.5. Conduct of Business; Permits and Approvals, Compliance with
           Laws ...........................................................24
      5.6. Maintenance of Insurance .......................................24
      5.7. Payment of Debt; Payment of Taxes, Etc. ........................25
      5.8. Notice of Events ...............................................25
      5.9. Inspection Rights ..............................................26
     5.10. Generally Accepted Accounting Principles .......................26
     5.11. Compliance with Material Contracts .............................26
     5.12. Use of Proceeds ................................................26
     5.13. Further Assurances .............................................26
     5.14. Restrictive Covenants in Other Agreements ......................26
     5.15. Appraisal of Vessels ...........................................26

 6. Negative Covenants ....................................................26
      6.1. Consolidation and Merger .......................................27
      6.2. Liens ..........................................................27
      6.3. Guarantees .....................................................27
      6.4. Margin Stock ...................................................27
      6.5. Acquisitions and Investments ...................................27
      6.6. Transfer of Assets; Nature of Business .........................27
      6.7. Restricted Payments ............................................27
      6.8. Accounting Change ..............................................28
      6.9. Transactions with Affiliates ...................................28
     6.10. Intentionally Omitted ..........................................28
     6.11. Indebtedness ...................................................28

 7. Financial Covenants ...................................................28
      7.1. Debt to Tangible Net Worth .....................................28
      7.2. Minimum Tangible Net Worth .....................................29
      7.3. Interest Coverage ..............................................29
      7.4. Borrowing Base .................................................29

 8. Default ...............................................................29
      8.1. Events of Default ..............................................29
           (a) Payments ...................................................29
           (b) Covenants ..................................................29
           (c) Representations, Warranties ................................29
           (d) Bankruptcy .................................................29
           (e) Certain Other Defaults .....................................30
           (f) Judgments ..................................................30
           (g) Attachments ................................................30

            (h) ERISA .....................................................30
            (i) Security Interests ........................................30
            (j) Material Adverse Change ...................................31

 9. Collateral ............................................................31
      9.1.  Collateral ....................................................31
      9.2.  Release of Collateral .........................................31

10.  Miscellaneous ........................................................32
     10.1.  Waiver ........................................................32
     10.2.  Amendments ....................................................32
     10.3.  Governing Law .................................................32
     10.4.  Participations and Assignments ................................32
     10.5.  Captions ......................................................32
     10.6.  Notices .......................................................32
     10.7.  Expenses; Indemnification .....................................33
     10.8.  Survival of Warranties and Certain Agreements .................33
     10.9.  Severability ..................................................33
     10.10. No Fiduciary Relationship .....................................33
     10.11. CONSENT TO JURISDICTION AND SERVICE OF PROCESS ................33
     10.12. WAIVER OF JURY TRIAL ..........................................34
     10.13. Counterparts; Effectiveness ...................................34
     10.14. Use of Defined Terms ..........................................34
     10.15. Offsets .......................................................34
     10.16. Entire Agreement ..............................................34
     10.18. Consolidated Basis ............................................35
     10.19. 1995 Credit Agreement .........................................35

----------------------------------------
 EXHIBIT A        NOTE FORM
 EXHIBIT B        FIRST PREFERRED SHIP MORTGAGE FORM
 SCHEDULE 1       DISCLOSURE SCHEDULE
 SCHEDULE 2       COLLATERAL SCHEDULE

                                Credit Agreement

     This Credit Agreement, dated November 20, 1997, is entered into by and between THE HOLT GROUP, INC., a Delaware corporation, HOLT CARGO SYSTEMS, INC., a Delaware corporation ("Cargo"), HOLT HAULING AND WAREHOUSING SYSTEM, INC., a Pennsylvania corporation ("Hauling"), MURPHY MARINE SERVICES, INC., a Delaware corporation ("Murphy"), NPR HOLDING CORPORATION, a Delaware corporation ("NPR Holding"), NPR, INC., a Delaware corporation ("NPR, Inc."), NPR-NAVIERAS RECEIVABLES, INC., a Delaware corporation ("NPR-Navieras"), NPR S.A., Inc., a Delaware corporation ("NPR S.A."), THE RIVERFRONT DEVELOPMENT CORPORATION, a New Jersey corporation ("Riverfront"), and WILMINGTON STEVEDORES, INC., a Delaware corporation ("Wilmington"), (together, sometimes referred to herein as the "Holt Companies" and individually, as a "Holt Company"), and CORESTATES BANK. N.A., a national banking association ("CoreStates", "CoreStates Bank" or the "Bank").

                              Preliminary Statement

     WHEREAS, The Holt Group, Inc. has this date acquired all of the issued and the outstanding capital stock of NPR Holding and restructured its ownership of various affiliated entities such that the ownership by The Holt Group, Inc. of the other Holt Companies is as set forth in Schedule I attached hereto.

     WHEREAS, all obligations of the Holt Companies, and any of them, to CoreStates Bank which are outstanding at the date of this Agreement have been repaid in full, including any unpaid fees and expenses.

     WHEREAS, the Holt Companies have requested, and CoreStates has agreed, that a credit facility as herein described be established for their joint benefit, under the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                             1. Certain Definitions

     1.1. Definitions.

     "1995 Credit Agreement" shall mean that certain Loan Agreement, dated July 20, 1995, between Cargo, Hauling, Murphy, Riverfront, Wilmington and various affiliates, and CoreStates Bank, as successor by merger to Meridian Bank.

     "1995 Letter of Credit" shall have the meaning set forth in ss.2.1(b).

     "Additional Amount" shall have the meaning set forth in ss.2.8.(e).


 Credit Agreement                     -1-                          November 1997

     "Afffliate" shall mean any Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with any Holt Company;
(2) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of any Holt Company; or (3) ten percent (10%) or more of whose voting stock is directly or indirectly owned or held by any Holt Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For purposes hereof, Atlantic Container Line Aktiebolag, a Swedish corporation, and FastShip, Inc., a Delaware corporation, shall not be deemed affiliates.

     "Agreement" shall mean this Credit Agreement, as amended, supplemented, modified, replaced, substituted for or restated from time to time and all exhibits and schedules attached hereto.

     "Appraised Value" shall mean that value determined by an independent appraiser or appraisers of recognized standing who shall be selected by the Holt Companies with the consent of the Bank (which consent shall not be unreasonably withheld) as the aggregate of the fair market values of each item of Collateral listed on Schedule 2 hereto as such schedule shall exist at the time of the appraisal. Appraised Value shall be adjusted at the time any item of Collateral is withdrawn or added to Schedule 2 hereto and full compliance with the terms and conditions hereof with respect to the Collateral shall have been completed. The fair market value of deletions and additions to the Collateral shall be determined in good faith by the Holt Companies at the time of the addition on a basis consistent with that employed by the appraiser in connection with the most recent appraisal, provided, however, if the Bank shall object to the value placed on any such addition or deletion, the proposed addition or deletion shall have no value for this purpose until (1) a valuation is agreed upon by the Bank and the Holt Companies, or (2) a valuation is completed for such item at the time of the next appraisal.

     "Base Rate" shall mean, for any day, the higher of the Federal Funds Rate plus 1/2 of 1% or the prime commercial lending rate of CoreStates Bank, N.A., as announced from time to time at its head office, calculated on the basis of the actual number of days elapsed in a year of 360 days.

     "Borrowing Base" shall mean an amount equal to (1) 65% of the Appraised Value of the Collateral if the ratio of Debt to Tangible Net Worth of the Holt Companies as contemplated by ss.7.1 hereof is more than 5.00:1 at the time of determination of the Borrowing Base, or (2) 70% of the Appraised Value of the Collateral if the ratio of Debt to Tangible Net Worth of the Holt Companies is 5.00:1 or less at such time.

     "Borrowing Base Certificate" shall mean a certificate setting forth detailed information with respect to the Borrowing Base which shall be in the form and substance requested by the Bank, as such may be modified from time to time, and shall be signed by the chief financial officer, treasurer or controller of The Holt Group, Inc.

     "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia are authorized or required to close under the laws of the Commonwealth of Pennsylvania.


Credit Agreement                      -2-                          November 1997

     "Capitalized Lease" shall mean all lease obligations of any Person for any property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee in accordance with General Accepted Accounting Principles.

     "Capitalized Lease Obligations" with respect to any Person, shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capital Lease.

     "Cash Flow" shall mean, for any period, without duplication, the amounts for such period, taken as a single accounting period, of (i) net income, (ii) non-cash charges, (iii) interest expense, and (iv) to the extent reducing net income, income tax expenses, as such items are shown in the consolidated financial statements of the Holt Companies.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

     "Collateral" shall have the meaning set forth in ss.9.1.

     "Commitment Fee" shall have the meaning set forth in ss.2.5.

     "Compliance Certificate" shall mean a certificate with respect to the compliance by the Holt Companies with the provisions of this Agreement and the other Loan Documents, including calculations with respect to compliance with the financial covenants set forth in Article 7 hereof. The Compliance Certificate shall be in the form and substance requested by the Bank, as such may be modified from time to time, and shall be signed by the chief financial officer, treasurer or controller of The Holt Group, Inc.

     "Credit Termination Date" shall have the meaning set forth in ss.2.2.

     "Debt" shall mean, as of any date of determination with respect to the Holt Companies, without duplication, (i) all items which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of the Holt Companies as of the date on which Debt is to be determined, (ii) all indebtedness of others with respect to which any Holt Company has become liable by way of a guarantee or endorsement (other than for collection or deposit in the ordinary course of business), (iii) all liabilities of any Holt Company in connection with letter of credit reimbursement obligations, and (iv) lease obligations that, in conformity with GAAP, have been capitalized on the Holt Companies' consolidated balance sheet.

     "Default Rate" on any Loan shall mean the higher of 2% per annum above the Base Rate or 2% per annum above the rate of interest otherwise in effect for such Loan.

     "Dollars" shall mean the lawful currency of the United States of America.

     "Environmental Control Statutes" shall mean each and every applicable federal, state, county or municipal environmental statute, ordinance, rule, regulation, order, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, directives or

Credit Agreement                      -3-                          November 1997
requirements, of any Governmental Authority, including without limitation laws in any way related to Hazardous Substances.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as any Holt Company within the meaning of ss.414(b) of the Code, or any trade or business which is under common control with any Holt Company within the meaning of ss.414(c) of the Code.

     "Event of Default" shall have the meaning set forth in ss.8.1.

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

     "First Preferred Ship Mortgage" shall mean the First Preferred Ship Mortgage in the form and substance attached hereto as Exhibit B.

     "Fiscal Quarter" shall mean a fiscal quarter of the Holt Companies, which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year.

     "Fiscal Year" shall mean a fiscal year of the Holt Companies, which shall end on the last day of December.

     "Generally Accepted Accounting Principles" or "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "Governmental Authority" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any laws, including without limitation Environmental Control Statutes.

     "Hazadous Substances" shall mean without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Resource Conservation and Recovery Act, as amended, 15 U.S.C., ss.2601 et seq.: the Comprehensive Environmental Response, Compensation and Liability Act, 33 U.S.C. ss.1251 et seq., the federal underground storage tank law, Subtitle I of the Resource Conservation and Recovery Act, as amended, P.L. 98-616, 42 U.S.C. ss.6901 et seq.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other federal, state, county or municipal environmental statute, ordinance, rule or regulation.

Credit Agreement                      -4-                         November 1997

     "Indebtedness for Borrowed Money" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed by any Holt Company or any Subsidiary, whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Note and any indebtedness for money borrowed from an Affiliate) and (ii) all indebtedness of others for money borrowed (including indebtedness of an Affiliate) with respect to which any Holt Company or any Subsidiary has become liable by way of a guarantee or indemnity.

     "Interest Period" shall mean with respect to any LIBO Rate Loan, each period commencing on the date any such Loan is made, or, with respect to a Loan being renewed, the last day of the next preceding Interest Period with respect to a Loan, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day of the calendar month) in the first, second or third calendar month thereafter as selected under the procedures specified in ss.2.3, if the Bank is then offering LIBO Rate Loans for such period; provided that each LIBO Rate Loan Interest Period which would otherwise end on a day which is not a Business Day (or, for purposes of Loans to be repaid on a London Business Day, such day is not a London Business Day) shall end on the next succeeding Business Day (or London Business Day, as appropriate) unless such next succeeding Business Day (or London Business Day, as appropriate) falls in the next succeeding calendar month, in which case the Interest Period shall end on the next preceding Business Day (or London Business Day, as appropriate).

     "Investment" in any Person shall mean without duplication (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such deposit, advance, loan or extension of credit having a term not exceeding 90 days in the case of unaffiliated Persons and 120 days in the case of Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person; and (c) (without duplication of the amounts included in (a) and (b)) any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, lent or extended to or guaranteed or assumed on behalf of such Person.

     "Letter of Credit" shall have the meaning set forth in ss.2.1(b).

     "LIBO Rate" shall mean, for the applicable Interest Period, (i) the rate, rounded upwards to the next one-sixteenth of one percent, determined by the Bank three London Business Days prior to the date of the corresponding LIBO Rate Loan, at which the Bank is offered deposits in dollars at approximately 11:00 A.M., London time by leading banks in the interbank eurodollar or eurocurrency market for delivery on the date of such Loan in an amount and for a period comparable to the amount and Interest Period of such Loan and in like funds, divided by (ii) a number equal to one (1.0) minus the LIBO Rate Reserve Percentage. The LIBO Rate shall be adjusted automatically with respect to any LIBO Rate Loan outstanding on the effective date of any change in the LIBO Rate Reserve Percentage, as of such effective date. LIBO Rate shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

     "LIBO Rate Loans" shall mean Loans accruing interest based on the LIBO
Rate.

Credit Agreement                      -5-                          November 1997

     "LIBO Rate Reserve Percentage" shall mean, for any LIBO Rate Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Bank against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the LIBO Rate Reserve Percentage shall reflect any other reserves required to be maintained by the Bank against (1) any category of liabilities which includes deposits by reference to which the rate for LIBO Rate Loans is to be determined; or (2) any category of extension of credit or other assets which include LIBO Rate Loans.

     "Lien" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an obligation of any Holt Company or any Subsidiary of any Holt Company, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

     "Loan" or "Loans" shall mean the meanings set forth in ss.2.1.

     "Loan Commitment" shall have the meaning set forth in ss.2.1.

     "Loan Documents" shall mean this Agreement, the Note, any Security Agreement and all other documents directly related or incidental to said documents, the Loans or the Collateral.

     "London Business Day" shall mean any Business Day on which banks in London, England are open for business.

     "Material Adverse Change" shall mean any event or condition which (a) is reasonably likely to result in a material adverse change in the financial condition, assets, operations or prospects of the Holt Companies taken as a group, or (b) gives reasonable grounds to conclude that any Holt Company will not be able to perform or observe (in the normal course) its obligations under the Loan Documents to which it is a party, including but not limited to the Note.

     "Material Adverse Effect" shall mean any event or condition which (a) is reasonably likely to have a material adverse effect on the financial condition, assets, operations or prospects of the Holt Companies taken as a group, (b) gives reasonable grounds to conclude that any Holt Company will not be able to perform its obligations under the Loan Documents to which it is a party, including but not limited to the Note, or (iii) is reasonably likely to affect legality, validity or enforceability of this Agreement or the Note or the rights and remedies of the holder(s) of the Loans.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in ERISA ss.4001(a)(3), which covers employees of any Holt Company or any ERISA Affiliate.

     "Note" shall have the meaning set forth in ss.2.2.

Credit Agreement                      -6-                          November 1997

     "Obligations" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Bank by or from any Holt Company arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to any Holt Company or for which any Holt Company is liable as indemnitor under the Loan Documents, whether or not evidenced by any note or other instrument.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "Pension Plan" shall mean, at any time, any Plan (including a Multiemplover
Plan), the funding requirements of which (under ERISA ss.302 or Code ss.412) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of any Holt Company or any ERISA Affiliate.

     "Permitted Liens" shall mean (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by any Holt Company by appropriate proceedings and for which adequate reserves have been established by the Holt Company as reflected in the Holt Companies' consolidated financial statements; (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by any Holt Company by appropriate proceedings and for which adequate reserves have been established by the Holt Company as reflected in the Holt Companies' consolidated financial statements; (c) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of any Holt Company incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value or marketability of the property subject thereto or interfere with the ordinary conduct of the business of any Holt Company; (d) Liens (other than Liens imposed on any property of any Holt Company pursuant to ERISA or ss.412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such Liens shall not secure any reimbursement or indemnity obligation in an amount greater than $250,000), bids, leases that are not Capitalized Leases, performance bonds (in the case of performance bonds such Liens shall not secure any reimbursement or indemnity obligation in an amount greater than $1,000,000 in the aggregate), sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect; (e) Liens, if any, existing on the date hereof and listed in Schedule 1 hereto; (f) Liens related to any capital lease obligations and/or purchase money security interests limited to assets so leased, purchased, or financed, the aggregate unpaid balance of which shall not exceed $10,000,000 at any time; (g) Liens in the leasehold interests of the Holt Companies and any of them in any equipment leased from Emerald Equipment Leasing, Inc. and in the leases themselves, which liens are granted in favor of MBC Leasing Corp; and (h) liens with respect to the Vessels as expressly permitted by the First Preferred Ship Mortgages applicable to each.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity, or other entity of whatever nature.


Credit Agreement                      -7-                          November 1997

     "Plan" shall mean an employee benefit plan as defined in ss.3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether legally binding or not.

     "Potential Default" shall mean an event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.

     "Prohibited Transaction" shall mean a transaction that is prohibited under Code ss.4975 or ERISA ss.406 and not exempt under Code ss.4975 or ERISA ss.408.

     "Regulation" shall mean any statute, law, ordinance, regulation, order or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

     "Regulatory Change" shall mean any change after the date of this Agreement in any Regulation (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests of or under any Regulation (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof applying to a class of banks but excluding any foreign office of the Bank.

     "Release" shall mean without limitation, the presence, leaking, leaching, pouring, emptying, discharging, spilling, using, generating, manufacturing, refining, transporting, treating, or storing of Hazardous Substances at, into, onto, from or about the property or the threat thereof, regardless of whether the result of an intentional or unintentional action or omission, and which is in violation of any applicable law, including Environmental Control Statutes.

     "Reportable Event" shall mean, with respect to a Pension Plan: (a) any of the events set forth in ERISA Sections 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring any Holt Company or any ERISA Affiliate to provide security to a Pension Plan under Code ss.401(a)(29) and (c) any failure by any Holt Company or any ERISA Affiliate to make payments required by Code ss.412(m).

     "Security Agreement" shall mean a security agreement in form and substance acceptable to the Bank, which shall be executed and delivered to the Bank on or before the first advance as set forth in ss.4.2(f) hereof.

     "Solvent" shall mean, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

Credit Agreement                      -8-                          November 1997

     "Subsidiary" shall mean a corporation or other entity the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by any Holt Company.

     "Tangible Assets" shall mean total assets, excluding patents, copyrights, capitalized research and development costs, goodwill, operating rights and other intangible assets on a consolidated basis.

     "Tangible Net Worth" shall mean Tangible Assets less total liabilities shown on the balance sheet.

     "Taxes" shall have the meaning set forth in ss.2.8.(d).

     "Termination Event" shall mean, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA ss.4041(c), (c) the institution of proceedings to terminate a Pension Plan under ERISA ss.4042 or (d) the appointment of a trustee to administer any Pension Plan under ERISA ss.4042.

     "Unfunded Pension Liabilities" shall mean, with respect to any Pension Plan at any time, the amount, if any, determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, and deducting the fair market value of Pension Plan assets.

     "Unrecognized Retiree Welfare Liability" shall mean, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated post-retirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date. Prior to the date such statement is applicable to any Holt Company. such amount of the obligation shall be based on an estimate made in good faith.

     1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the financial statements referred to in ss.3.5, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.



Credit Agreement                      -9-                          November 1997

                                  2. The Credit

     2.1. Credit Facilities.

     (a) The Loans. Subject to the terms and conditions herein set forth, CoreStates Bank agrees to make loans (herein called individually a "Loan" and collectively, the "Loans") to the Holt Companies upon receipt of loan requests therefor. All Loans together and the aggregate amount of all Letters of Credit outstanding shall not exceed an aggregate principal amount outstanding at any time of TWENTY-FIVE MILLION DOLLARS ($25,000,000) from the date hereof through the Credit Termination Date (such amount, as the same may be reduced pursuant to ss.2.6 or ss.2.10 hereof being hereinafter called the "Loan Commitment"). The maturity date of the Note, as provided in ss.2.2 below, shall be the Credit Termination Date. All Loans shall be made to the Holt Companies at the main office of the Bank, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101.

     Notwithstanding the foregoing, the Holt Companies shall not be entitled to any Loan if, after giving effect to such Loan, the aggregate unpaid amount of the Loan, when added to the aggregate amount of Letters of Credit outstanding as provided below, would exceed the Loan Commitment. Further, the Holt Companies shall not be entitled to any Loan if, after giving effect to such Loan, the unpaid amount of the Loan when added to the aggregate amount of Letters of Credit outstanding would exceed the current Borrowing Base, as stated in the most recent Borrowing Base Certificate furnished to the Bank as provided herein. Within the limits of the Loan Commitment and the Borrowing Base, the Holt Companies may borrow, prepay and reborrow.

     Each Base Rate Loan shall not be subject to a minimum principal amount. Each LIBO Rate Loan shall be in the minimum principal amount of $1,000,000 or, if greater, then in such minimum amount plus a $1,000,000 multiple thereof.

     (b) Letters of Credit. The Bank, under the terms and subject to the conditions of this Agreement, agrees to provide letters of credit at the request and for the account of the Holt Companies, from time to time prior to the Credit Termination Date, as requested by the Holt Companies, provided that:

          (i) the aggregate amount of Letters of Credit outstanding at any one time shall not exceed $10,000,000, at any time hereafter, or such lesser amount, if any, as will, when added to the amount of the Loans then outstanding, aggregate $25,000,000 (or such lesser amount as the Holt Companies are entitled to borrow hereunder at such time by reason of the limitation of the Borrowing Base or otherwise);

          (ii) no Letter of Credit shall be issued after the Credit Termination Date and no Letter of Credit shall be for a term longer than one year; and

          (iii) Letters of Credit shall be issued primarily to support insurance premium requirements of any one or more of the Holt Companies.

     As used in this Agreement, "Letter of Credit" shall mean only those letters of credit issued pursuant to a completed application on the form of letter of credit application required by the Bank at the time of the request for each Letter of Credit. If and to the extent that any provision of any letter of credit application required by the Bank shall be inconsistent with or otherwise be in conflict with this Agreement, this Agreement shall govern.

Credit Agreement                      -10-                         November 1997

The $5,000,000 Letter of Credit (as defined in the 1995 Credit Agreement) dated June 28, 1989, the beneficiary of which is National Union Fire Insurance Company of Pittsburgh, PA, issued for the account of Cargo under the 1995 Credit Agreement ("1995 Letter of Credit") shall be deemed a Letter of Credit for purposes of this Agreement for so long as it shall continue in effect and shall be included in the calculation of Letters of Credit outstanding hereunder.

     The four letters of credit issued by the Bank dated November 10, 1997 in the aggregate amount of $1,415,000 to National Union Fire Insurance Company of Pittsburgh, PA, Consolidated Rail Company, US Atlantic & Gulf/Southeastern Caribbean Agreement c/o Associated Conference, and US Atlantic & Gulf Hispaniola Steamship Freight Association c/o Associated Conferences at the request of NPR, Inc. shall be deemed Letters of Credit issued hereunder.

     The Holt Companies shall request a Letter of Credit by delivering a completed letter of credit application to the Bank not less than one Business Day prior to the date specified by the Holt Companies as the date the Letter of Credit is to be issued.

     Letters of Credit shall not bear interest until drawn upon but shall each be subject to an annual charge, payable quarterly in arrears from the date of issuance, equal to 200 basis points (2.00%) times the aggregate amount of all Letters of Credit outstanding.

     Within the foregoing limit, the Holt Companies may request issuance of Letters of Credit, pay them upon a drawing thereunder and request new issuances. Any obligation of the Holt Companies to pay money in connection with any Letter of Credit shall be secured as if made as a Loan hereunder. In the event the Holt Companies shall terminate the Loan Commitment as provided in ss.2.6 and shall pay the outstanding principal amount of the Loans in full and with interest or the Credit Termination Date shall occur at a time when one or more Letters of Credit remain outstanding, then the Holt Companies shall furnish to the Bank within three Business Days such amount of cash, to be held as cash collateral and invested in certificates of deposit of the Bank, as will pay the maximum amount which may be drawn by beneficiaries of Letters of Credit outstanding at the date of such termination or Credit Termination Date, as applicable.

     2.2. The Note. The Loans made by the Bank shall be evidenced by a single promissory note of the Holt Companies under which they shall be jointly and severally liable (such promissory note as it may be amended, extended, modified, restated, replaced, substituted for or renewed, being referred to herein as the "Note") in principal face amount equal to TWENTY-FIVE MILLION DOLLARS ($25,000,000) payable to the order of the Bank and otherwise in the form attached hereto as Exhibit A. The Note shall be dated November 20, 1997, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. The Note shall mature on the earliest to occur of (i) the date the maturity of the Note is accelerated as provided in ss.8.1 hereof, or (ii) November 20, 1998 (this date to be deemed the "Credit Termination Date"). Upon maturity, the Loan evidenced by the Note shall be due and payable. The Bank shall maintain records of all Loans evidenced by the Note and of all payments thereon, which records shall be conclusive absent manifest error.





Credit Agreement                     -11-                          November 1997

     2.3. Funding Procedures.

     (a) Requests for Advance. Each request for a Loan or the conversion or renewal of an interest rate with respect to a Loan shall be made not later than 11:00 a.m. on a Business Day by delivery to the Bank of a written request signed by the Holt Companies or in the alternative a telephone request followed promptly by written confirmation of the request, specifying the date and amount of the Loan to be made, converted or renewed, selecting the interest rate option applicable thereto, and in the case of a LIBO Rate Loan, specifying the Interest Period applicable to such Loan. Each request shall be received not less than one Business Day prior to the date of the proposed borrowing, conversion or renewal in the case of Base Rate Loans and three London Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of LIBO Rate Loans. No request shall be effective until actually received in writing by the Bank. Any request may be made by submission of such request by facsimile transmission with the signed original being promptly transmitted to the Bank. The Bank shall be entitled to rely on a facsimile of the signed original as fully as it had received the signed original.

     (b) Irrevocability. Upon receipt of a request for a Loan by the Bank, the request shall not be revocable by the Holt Companies.

     (c) Availability of Funds. Unless the Bank knows that any applicable condition specified herein has not been satisfied, it will make funds immediately available to the Holt Companies on the date of each Loan by a credit to the account designated by the Holt Companies at the Bank's address set forth opposite its name on the signature page hereof or to such other destination and in such other form as the Holt Companies may request, in writing.

     (d) Funding of Net Amount. If the Bank makes a Loan on a day on which all or any part of an outstanding Loan from the Bank is to be repaid, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Bank to the Holt Companies as provided in clause (c).

     2.4. Interest. The following interest rates may be applicable to any Loan or Loans, as requested by the Holt Companies from time to time.

     (a) Base Rate. Each Base Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full or converted, at a rate per annum equal to the Base Rate.

     (b) LIBO Rate. Each LIBO Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full, renewed, or converted, at a rate per annum equal to the LIBO Rate plus 250 basis points (2.50%). After receipt of a request for a LIBO Rate Loan, the Bank shall proceed to determine the LIBO Rate to be applicable thereto. The Bank shall give prompt notice by telephone or facsimile to the Holt Companies of the LIBO Rate thus determined in respect of each LIBO Rate Loan or any change therein. Not more than five LIBO Rate Loans shall be in existence at any one time in any combination of LIBO Rates applicable to the Loans.

     (c) Renewals and Conversions of Loans. On the last day of each Interest Period, the LIBO Rate Loan then maturing shall automatically be renewed for a new Interest Period of like duration, unless the Holt Companies shall have given the Bank notice of a permitted conversion or renewal for an Interest


Credit Agreement                      -12-                         November 1997

Period of different duration as provided in ss.2.3 hereof, or an Event of Default, or Potential Default exists or would thereby occur. If no Event of Default or Potential Default exists or would thereby occur, the Holt Companies shall have the right to convert Base Rate Loans into LIBO Rate Loans, to convert LIBO Rate Loans into Base Rate Loans, and to renew LIBO Rate Loans for Interest Periods of different duration, from time to time, provided that it shall give the Bank notice of each permitted conversion or renewal as provided in ss.2.3 hereof, and LIBO Rate Loans may be converted or renewed for different Interest Periods only as of the last day of the applicable Interest Period for such Loans. The Bank shall use its best efforts to notify the Holt Companies of the effectiveness of such conversion or renewal (automatic or not automatic), and the new interest rate to which the converted or renewed Loan is subject, as soon as practicable after the conversion or renewal; provided, however, that any failure to give such notice shall not affect the Holt Companies' obligations or the Bank's rights and remedies hereunder in any way whatsoever. In the event a LIBO Rate Loan is not automatically renewed as provided herein and the Holt Companies shall not have selected an alternative Interest Period for any LIBO Rate Loan maturing as provided herein, such Loan shall be automatically converted into a Base Rate Loan on the last day of the Interest Period for such Loan.

     (d) Automatic Reinstatement. The liability of the Holt Companies under this ss.2.4 shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the payments to the Bank is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Holt Companies, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any of the Holt Companies or any substantial part of their property, all as though such payment had not been made.

     2.5. Fees. The Holt Companies agree to pay the Bank as compensation for its Loan Commitment, a fee ("Commitment Fee") computed at the rate of 25 basis points (0.25%) per annum on the average daily amount of the unused portion of the Loan Commitment accrued from and after the date hereof. The unused portion of the Loan Commitment shall mean the Loan Commitment less the principal amount of the outstanding Loan and Letters of Credit issued hereunder. The Commitment Fee shall be calculated and be payable quarterly in arrears and on the Credit Termination Date. The Commitment Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     2.6. Reduction or Termination of Commitment.

     (a) Voluntary. The Holt Companies may at any time and from time to time, on not less than five (5) days' written notice, (i) permanently reduce the Loan Commitment, provided that any such reduction shall be in the amount of $5,000,000 or a multiple thereof and that no such reduction shall cause the principal amount of Loans outstanding to exceed the Loan Commitment as reduced, or (ii) terminate the Loan Commitment.

     (b) Loan Commitment Termination. In the event the Loan Commitment is terminated, the Credit Termination Date shall accelerate to such date of termination and the Holt Companies shall, simultaneously with such termination, repay the Base Rate Loans and LIBO Rate Loans in accordance with ss.2.8.




 Credit Agreement                     -13-                         November 1997

     2.7. Voluntary Prepayments.

     (a) Base Rate Loans. On one Business Day's notice to the Bank, the Holt Companies may, at their option, prepay any Base Rate Loan in whole at any time or in part from time to time.

     (b) LIBO Rate Loans. On one Business Day's notice to the Bank, the Holt Companies may, at their option prepay any LIBO Rate Loan provided that if they shall prepay a LIBO Rate Loan prior to the last day of the applicable Interest Period, or shall fail to borrow any LIBO Rate Loan on the date such Loan is to be made, they shall pay to the Bank, in addition to the principal and interest then to be paid in the case of a prepayment, on such date of prepayment, the Additional Amount (as defined in ss.2.8(e) below) incurred or sustained by the Bank as a result of such prepayment or failure to borrow.

     2.8. Payments.

     (a) Base Rate Loans. Accrued interest on all Base Rate Loans shall be due and payable on the first Business Day of each calendar month and upon the Credit Termination Date.

     (b) LIBO Rate Loans. Accrued interest on LIBO Loans with Interest Periods of one, two or three months shall be due and payable on the last day of such Interest Period.

     (c) Form of Payments, Application of Payments, Payment Administration, Etc. Provided that no Event of Default or Potential Default then exists, all payments and prepayments shall be applied to the Loans in such order and to such extent as shall be specified by the Holt Companies, by written notice to the Bank at the time of such payment or prepayment. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by the Holt Companies hereunder shall be remitted to the Bank at the address set forth opposite its name on the signature page hereof or at such office or account as the Bank shall specify to the Holt Companies, in immediately available funds not later than 2:00 p.m. on the day when due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall, except as otherwise provided in the definition of "Interest Period," be extended to the next succeeding Business Day and interest shall continue to accrue during such extension. The Holt Companies authorize the Bank to deduct from any account of any Holt Company maintained at the Bank or over which the Bank has control any amount payable under this Agreement, the Notes or any other Loan Document. The Bank's failure to deliver any bill, statement or invoice with respect to principal amounts due shall not affect the Holt Companies' obligation to pay such principal when due and payable.

     (d) Net Payments. All payments made to the Bank by the Holt Companies hereunder, under the Note or under any other Loan Document will be made without set off, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of the Bank (including all interest, penalties or similar liabilities related thereto) and any tax imposed on or measured by the gross income of the Bank pursuant to the laws of the United States of America or any political subdivision thereof, or taxing authority of the United States of America or any political subdivision thereof, in which the principal office or applicable lending office of the Bank is located), and all interest, penalties or similar liabilities with respect thereto (collectively, all such non-excluded amounts being "Taxes"). If any Taxes are so levied or imposed, the Holt Companies agree to pay the full amount of such Taxes, and


Credit Agreement                      -14-                         November 1997
such additional amounts as may be necessary so that every payment of all amounts due hereunder, under the Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in the Note. The Holt Companies will furnish to the Bank upon request certified copies of tax receipts evidencing such payment by them. The Holt Companies will indemnify and hold harmless the Bank, and reimburse the Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by the Bank.

     (e) Prepayment of LIBO Rate Loans. If any principal of a LIBO Rate Loan shall be repaid (whether upon prepayment, reduction of the Loan Commitment after acceleration or for any other reason) or converted to a Base Rate Loan prior to the last day of the Interest Period applicable to such LIBO Rate Loan or if the Holt Companies fail for any reason to borrow a LIBO Rate Loan after giving irrevocable notice pursuant to ss.2.3, the Holt Companies shall pay to the Bank, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate the Bank for all direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to the Bank, and including lost profits incurred or sustained by the Bank) as a result of such repayment or failure to borrow (the "Additional Amount"). The Additional Amount (which the Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to the Holt Companies by the Bank. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error.

     (f) Demand Deposit Account. At least one of the Holt Companies shall maintain at least one demand deposit account with the Bank for purposes of this Agreement. The Holt Companies authorize the Bank (but the Bank shall not be obligated) to deposit into said account all amounts to be advanced to the Holt Companies hereunder. Further, the Holt Companies authorize the Bank (but the Bank shall not be obligated) to deduct from said account, or any other account maintained by any Holt Company at the Bank, any amount payable hereunder on or after the date upon which it is due and payable. Such authorization shall include but not be limited to amounts payable with respect to principal, interest, fees and expenses.

     2.9. Changes in Circumstances; Yield Protection.

     (a) If any Regulatory Change or compliance by the Bank with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall:

          (i) impose, modify or make applicable any reserve, special deposit, Federal Deposit Insurance Corporation premium or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, the Bank; or

          (ii) impose on the Bank any other condition regarding the Note.

and the result of any of the foregoing events is to increase the cost to the Bank of making or maintaining any Loan or to reduce the amount of principal, interest or fees to be received by the Bank hereunder in respect of any Loan, the Bank will immediately so notify the Holt Companies. If the Bank determines in good faith that the effects of the change resulting in such increased cost or reduced amount cannot

Credit Agreement                      -15-                         November 1997
reasonably be avoided or the cost thereof mitigated, then upon notice by the Bank to the Holt Companies, the Holt Companies shall pay to the Bank on each interest payment date of the Loan, such additional amount as shall be necessary to compensate the Bank for such increased cost or reduced amount.

     (b) If the Bank shall determine that any Regulation regarding capital adequacy or the adoption of any Regulation regarding capital adequacy, which Regulation is applicable to banks (or their holding companies) generally and not CoreStates Bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, the Holt Companies shall promptly pay to the Bank, upon the demand of the Bank, such additional amount or amounts as will compensate the Bank for such reduction.

     (c) If the Bank shall determine that by reason of abnormal circumstances affecting the interbank eurodollar or applicable eurocurrency market, adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested LIBO Rate Loan or that eurodollar or eurocurrency funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, the Bank shall give notice of such inability or determination by telephone and thereupon the obligations of the Bank to make, convert other Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of the Holt Companies at any time thereafter to submit another request.

     (d) Determination by the Bank for purposes of this Section 2.9 of the effect of any Regulatory Change or other change or circumstance referred to above on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans and of the additional amounts required to compensate the Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of the Bank and delivered to the Holt Companies, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to the Bank owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.

     (e) The Bank will notify the Holt Companies of any event occurring after the date of this Agreement that will entitle the Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing, shall specify the applicable Section or Sections of this Agreement to which it relates and shall set forth the amount or amounts then payable pursuant to this Section. The Holt Companies shall pay the Bank the amount shown as due on such notice within 30 days after its receipt of the same.

     2.10. Illegality. Notwithstanding any other provision in this Agreement, if the adoption of any applicable Regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank to (1) maintain its Loan Commitment, then upon notice to the Holt Companies by


Credit Agreement                      -16-                         November 1997
the Bank, the Loan Commitment shall terminate; or (2) maintain or fund its LIBO Rate Loans, then upon notice to the Holt Companies of such event, the Holt Companies' outstanding LIBO Rate Loans shall be converted into Base Rate Loans.

                        3. Representations and Warranties

     Each of the Holt Companies represents and warrants to the Bank that:

     3.1. Organization, Standing. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder and under each Loan Document, and (iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

     3.2. Corporate Authority, Validity, Etc. The making and performance of the Loan Documents to which it is a party are within its power and authority and have been duly authorized by all necessary corporate action. Except as has been obtained, the making and performance of the Loan Documents do not and under present law will not require any consent or approval of any of its shareholders or any other person, do not and under present law will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien upon any of its assets, except for the liens provided for herein. The number of shares and classes of the capital stock of each of the Holt Companies and the ownership thereof are accurately set forth on Schedule 1 attached hereto; all such shares are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws. Further, none of the Holt Companies is in default under any such agreement, lease or instrument except to the extent such default reasonably could not have a Material Adverse Effect. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Holt Companies of any Loan Document or for the validity or enforceability thereof. Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of each of the Holt Companies enforceable against it in accordance with its terms.

     3.3. Litigation. Except as disclosed on Schedule 1, there are no actions, suits or proceedings pending or threatened against or affecting any of the Holt Companies or any of their assets before any court, government agency, or other tribunal which if adversely determined reasonably could have a Material Adverse Effect upon the ability of the Holt Companies or any of them to perform under the Loan Documents. If there is any disclosure on Schedule 1, the status (including the tribunal, the nature of the claim and the amount in controversy) of each such litigation matter as of the date of this Agreement is set forth in
Schedule 1.

     3.4. ERISA. (a) the Holt Companies and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and, except as disclosed on Schedule 1, since April 29, 1980, none of the Holt Companies or any ERISA


Credit Agreement                      -17-                         November 1997

Affiliate has withdrawn from participation in any "multiemployer plan" (as defined in section 4001 of ERISA) to which it makes contributions such that any withdrawal liability has been or may be assessed and remains unpaid, and none of the Holt Companies or any ERISA Affiliate has received any notice and is not aware that any multiemployer plan to which it contributes is insolvent or in reorganization status within the meaning of ERISA. With respect to multiemployer plans to which the Holt Companies or any ERISA Affiliate makes contributions but does not participate in the administration of such plans, none of the Holt Companies or any ERISA Affiliate has received any information from any such multiemployer plan which would indicate that any of the foregoing representation would be incorrect as applied to such multiemployer plan; (b) neither the Holt Companies nor any ERISA Affiliate sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of ss.412 of the Code, whether or not waived; (c) the aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by the Holt Companies or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan; (d) the aggregate liability of the Holt Companies and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, will not have a Material Adverse Effect, (e) there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of the Holt Companies or any ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits; and (f) none of the Plans which are "employee pension benefit plans" (as defined by ERISA) or the trusts created thereunder have been terminated since September 2, 1974; nor has any such Plan incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, other than for required insurance premiums which have been paid when due, or incurred any material "accumulated funding deficiency," (as defined by ERISA) whether or not waived; nor has there been any "reportable event" (as defined by ERISA), or other event or condition, which represents a material risk of termination of any such Plan by the Pension Benefit Guaranty Corporation.

     3.5. Financial Statements. The combined financial statements of Hauling and its affiliated companies as of and for the Fiscal Years ending December 31, 1995 and December 31, 1996 and for the interim six-month period ending June 30, 1997, consisting in each case of a balance sheet, a statement of operations, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes (except in the case of interim financial statements), furnished to the Bank in connection herewith, present fairly, in all material respects, the financial position, results of operations and operating statistics of the Holt Companies as of the dates and for the periods referred to, in conformity with Generally Accepted Accounting Principles. Except as set forth on Schedule 1 hereto, there are no material liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets. There has been no Material Adverse Change since June 30, 1997.

     3.6. Not in Default, Judgments, Etc. No Event of Default or Potential Default under any Loan Document has occurred and is continuing. Each of the Holt Companies has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign which could reasonably be expected to have a Material Adverse Effect.


Credit Agreement                      -18-                         November 1997

     3.7. Taxes. Each of the Holt Companies has filed all federal, state, local and foreign tax returns and reports which it is required by law to file and as to which its failure to file would have a Material Adverse Effect, and has paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable, other than those being contested in good faith by appropriate proceedings, if any, and/or disclosed on
Schedule 1. The tax charges, accruals and reserves on the books of the Holt Companies are adequate to pay all such taxes that have accrued but are not presently due and payable.

     3.8. Permits, Licenses, Etc. Each of the Holt Companies possesses all permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a Material Adverse Effect.

     3.9. No Materially Adverse Contracts, Etc. None of the Holt Companies is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of its directors or officers has or is reasonably expected in the future to have a Material Adverse Effect upon it or any Subsidiary. Neither the Holt Companies nor any Subsidiary is a party to any contract or agreement which in the judgment of its directors or officers has or is reasonably expected to have any Material Adverse Effect except as otherwise reflected in adequate reserves.

     3.10. Compliance with Laws, Etc.

     (a) Compliance Generally. Each of the Holt Companies is in compliance in all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably could have a Material Adverse Effect.

     (b) Hazardous Wastes, Substances and Petroleum Products. Except as disclosed on Schedule 1, (i) each of the Holt Companies has received all permits and filed all notifications necessary to carry on its business; and is in compliance in all respects with all Environmental Control Statutes, (ii) none of the Holt Companies has not given any written or oral notice, nor has it failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by it or used in connection with the conduct of its business and operations; (iii) none of the Holt Companies has received notice that it is potentially responsible for costs of clean-up or remediation of any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute, (iv) no real property owned or leased by any of the Holt Companies is in violation of any Environmental Laws and no Hazardous Substances are present on said real property in violation of applicable law; and (v) none of the Holt Companies has been identified in any litigation, administrative proceedings or investigation as a potentially responsible party for any liability under any Environmental Laws, where such liability could have a Material Adverse Effect.

     3.11. Solvency. Each of the Holt Companies is, and after giving effect to the transactions contemplated hereby, will be, Solvent. In determining solvency, each Holt Company shall be entitled to treat as an asset (in the form of receivables from the other Holt Companies) the contribution obligations of the other Holt Companies to the determining Holt Company in the event the determining Holt Company


Credit Agreement                      -19-                         November 1997
were to pay the entirety of Loans outstanding under this Agreement, provided, however each contribution obligation shall be net of a reserve for any doubt in the ability of the applicable contribution obligor to pay its contribution obligation.

     3.12. Subsidiaries. Etc. None of the Holt Companies has any Subsidiaries, except as set forth in Schedule 1 hereto. Set forth in Schedule 1 hereto is a complete and correct list, as of the date of this Agreement, of all Investments held by the Holt Companies in any joint venture or other Person.

     3.13. Title to Properties, Leases. Each of the Holt Companies has good and marketable title to all assets and properties reflected as being owned by it in its financial statements as well as to all assets and properties acquired since said date (except property disposed of since said date in the ordinary course of business). Except for the Liens set forth in Schedule 1 hereto and any other Permitted Liens, there are no Liens on any of such assets or properties. Each of the Holt Companies has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property as a lessee. All such leases are valid, subsisting and in full force and effect, and none of such leases is in default, except where such default, either individually or in the aggregate, could not have a Material Adverse Effect.

     3.14. Public Utility Holding Company; Investment Company. None of the Holt Companies is a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended. Further, none of the Holt Companies is an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended

     3.15. Margin Stock. None of the Holt Companies is or will be engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as amended from time to time). None of the Holt Companies will use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stocks or margin securities.

     3.16. Use of Proceeds. The Holt Companies will use the proceeds of each Loan only for general corporate purposes.

     3.17. Disclosure Generally. The representations and statements made by each of the Holt Companies or on its behalf in connection with this credit facility and the Loans, including representations and statements in each of the Loan Documents, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report, brochure or financial statement furnished by any of the Holt Companies to the Bank in connection with this credit facility, the Loans, or any Loan Document contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.



Credit Agreement                      -20-                         November 1997

                             4. Conditions Precedent

     4.1. All Loans. After this Agreement has become effective, the obligation of the Bank to make any Loan (including but not limited to the first Loan hereunder) is conditioned upon the following:

     (a) Documents. The Holt Companies shall have delivered and the Bank shall have received a request for a Loan in such form as the Bank may request from time to time.

     (b) Borrowing Base Certificate. The Holt Companies shall have delivered and the Bank shall have received a Borrowing Base Certificate dated the date of the Loan requested under this Agreement.

     (c) Covenants; Representations. The Holt Companies shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan is made or issued.

     (d) Defaults. Immediately prior to and after giving effect to such transaction, no Event of Default or Potential Default shall exist.

     (e) Material Adverse Change. Since June 30, 1997, there shall not have been any Material Adverse Change with respect to the Holt Companies or any Subsidiary.

     4.2. Conditions to First Loan. In addition to the conditions to all Loans as provided in ss.4.1, the obligation of the Bank to make the first Loan hereunder is conditioned upon the following:

     (a) Articles, Bylaws. The Bank shall have received copies of the Articles of Incorporation and Bylaws of each Holt Company certified by its Secretary or Assistant Secretary; together with a Certificate of Good Standing from any jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) Evidence of Authorization. The Bank shall have received copies certified by the Secretary or Assistant Secretary of each Holt Company of all corporate or other action taken by such Holt Company to authorize its execution and delivery and performance of the Loan Documents and to authorize the Loans, together with such other related papers as the Bank shall reasonably require.

     (c) Legal Opinions. The Bank shall have received a favorable written opinion in form and substance satisfactory to the Bank from Pepper, Hamilton & Scheetz LLP, Mario F. Escudero, Esq., John A. Evans, Esq., as counsel for the Holt Companies, and Thompson Coburn, which shall be addressed to the Bank and be dated the date of the first Loan.

     (d) Incumbency. The Bank shall have received a certificate signed by the secretary or assistant secretary of each Holt Company, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Bank shall be entitled to rely conclusively until it shall have received a further certificate of the secretary or assistant secretary of such Holt Company amending the prior certificate and submitting the signature of the

Credit Agreement                      -21-                         November 1997
officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder.

     (e) Note. The Bank shall have received the Note duly executed, completed and issued in accordance herewith.

     (f) Security Agreements. The Bank shall have received a First Preferred Ship Mortgage duly executed, completed and issued in accordance herewith pertaining to each seagoing vessel included in the Collateral each in form and substance acceptable to the Bank.

     (g) Pro Forma Balance Sheet. The Bank shall have received a pro forma balance sheet with respect to the Holt Companies and their Subsidiaries dated as of November 20, 1997.

     (h) Documents. The Bank shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to it.

     (i) Consents. The Holt Companies shall have provided to the Bank evidence satisfactory to it that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and remain in effect.

     (j) Other Agreements. The Holt Companies shall have executed and delivered each other Loan Document required hereunder.

     (k) Repayment of Loans under 1995 Credit Agreement. The applicable Holt Companies shall have paid in full all outstanding indebtedness and satisfied all of obligations under the 1995 Credit Agreement other than with respect to the 1995 Letters of Credit.

     (l) Fees, Expenses. The Holt Companies shall simultaneously pay or shall have paid all fees and expenses due hereunder or any other Loan Document.

                            5. Affirmative Covenants

     The Holt Companies covenant and agree, individually and collectively, that from and after the date hereof and so long as the Loan Commitment is in effect or any Obligation remains unpaid or outstanding, they and each of them will and their subsidiaries will:

     5.1. Financial Statements and Reports. Furnish to the Bank the following financial information:

     (a) Annual Statements. No later than one hundred and twenty (120) days after the end of each Fiscal Year or such earlier date as the Holt Companies shall file their annual financial statements with the Securities and Exchange Commission, the consolidated and consolidating balance sheet (which consolidating balance sheets may be unaudited and prepared by management of the Holt Companies) of the Holt Companies as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders' equity, and cash flows for the Fiscal Year and the prior Fiscal Year


Credit Agreement                      -22-                         November 1997
in comparative form. The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with Generally Accepted Accounting Principles. The consolidated annual financial statements shall be certified (without any qualification or exception) by BDO Seidman LLP or such other independent certified public accountants of nationally recognized standing reasonably acceptable to the Bank. Such financial statements shall be accompanied by a report of such independent certified public accountants stating that, in the opinion of such accountants, such financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of the Holt Companies for the period then ended in conformity with Generally Accepted Accounting Principles, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation. In addition to the annual financial statements, the Holt Companies shall, promptly upon receipt thereof, furnish to the Bank a copy of each other report submitted to its board of directors by its independent accountants in connection with any annual, interim or special audit made by them of the financial records of the Holt Companies.

     (b) Quarterly Statements. No later than sixty (60) days after the end of each Fiscal Quarter of each Fiscal Year or such earlier date as the Holt Companies shall file their quarterly financial statements with the Securities and Exchange Commission, the consolidated balance sheet and related statements of operations, shareholders' equity and cash flows of the Holt Companies for such quarterly period and for the period from the beginning of such fiscal year to the end of such Fiscal Quarter and a corresponding financial statement for the same periods in the preceding Fiscal Year certified by the chief financial officer of the Holt Companies as having been prepared in accordance with Generally Accepted Accounting Principles (subject to changes resulting from audits and year-end adjustments).

     (c) Compliance Certificate. Simultaneously with the delivery of the financial statements referred to in clauses (a) and (b) of this Section, a Compliance Certificate signed by the chief financial officer of the Holt Companies.

     (d) ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event, promptly following each filing.

     (e) Material Changes. Notification to the Bank of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect, promptly following its discovery.

     (f) Borrowing Base Certificate. In the event the Holt Companies shall not have delivered a Borrowing Base Certificate to the Bank during a calendar month, they will deliver to the Bank, no later than thirty (30) days after the end of such calendar month as of the last day of the preceding calendar month, a Borrowing Base Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of The Holt Group, Inc.

     (g) Summary Annual Budget. Within one hundred twenty (120) calendar days after the end of each Fiscal Year, a budget for the then current Fiscal Year setting forth in reasonable detail at least by

Credit Agreement                      -23-                         November 1997

Fiscal Quarters projected profit or loss, resulting balance sheets, cash flows and anticipated Loans under this credit facility.

     (h) Other Information. Promptly, upon request by the Bank from time to time (which may be on a monthly or other basis), the Holt Companies shall provide such other information and reports regarding its operations, business affairs, prospects and financial condition as the Bank may reasonably request.

     5.2. Corporate Existence. Preserve their, and cause their Subsidiaries to preserve their, corporate existence and all material franchises, licenses, patents, copyrights, trademarks and trade names consistent with good business practice; and maintain, keep, and preserve all of their properties (tangible and intangible) necessary or useful in the conduct of their businesses in good working order and condition, ordinary wear and tear expected.

     5.3. ERISA. Comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of the Holt Companies or any ERISA Affiliate; do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); not permit any event to occur as described in ss.4042 of ERISA or which may result in the imposition of a lien on their properties or assets; notify the Bank in writing promptly after it has come to the attention of senior management of the Holt Companies of the assertion or threat of any "reportable event" or other event described in ss.4042 of ERISA (relating to the soundness of a Plan) or the PBGC's ability to assert a material liability against it or impose a lien on their, or any ERISA Affiliates' properties or assets, and refrain from engaging in any Prohibited Transactions or actions causing possible liability under ss.5.02 of ERISA.

     5.4. Compliance with Regulations. Comply, and cause their Subsidiaries to comply, in all material respects with all Regulations applicable to their businesses, the noncompliance with which reasonably could have a Material Adverse Effect.

     5.5. Conduct of Business; Permits and Approvals, Compliance with Laws. Continue to engage, and cause their Subsidiaries to continue to engage, in an efficient and economical manner in businesses substantially the same as conducted by them on the date of this Agreement; maintain, and cause their Subsidiaries to maintain, in full force and effect, its and their franchises, and all licenses, patents, trademarks, trade names, contracts, permits, approvals and other rights necessary to the profitable conduct of their businesses.

     5.6. Maintenance of Insurance. Keep and maintain, and cause their Subsidiaries to keep and maintain, all of its and their property and assets covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry, under policies requiring the insurer to furnish thirty (30) days' prior notice to the Bank and opportunity to cure any non-payment of premiums prior to termination of coverage; and furnish the Bank with certificates of such insurance and cause the Bank to be named as an additional insured and the loss payee thereof with respect to the Collateral, as its interest may appear.



Credit Agreement                      -24-                         November 1997

     5.7. Payment of Debt; Payment of Taxes, Etc. Where the amount involved exceeds $1,000,000 or where the non-payment or non-discharge would otherwise have a Material Adverse Effect on the Holt Companies or any of their Subsidiaries, or any of their assets: promptly pay and discharge, and cause their Subsidiaries to promptly pay and discharge, (a) all of their Debt in accordance with the terms thereof, (b) all taxes, assessments, and governmental charges or levies imposed upon them or upon their income and profits, upon any of their property, real, personal or mixed, or upon any part thereof, before the same shall become in default; (c) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that so long as the Holt Companies first notifies the Bank of their intention to do so, the Holt Companies or their Subsidiaries shall not be required to pay and discharge any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in an Event of Default or a Potential Default hereunder and so long as no foreclosure or other similar proceedings shall have been commenced against any property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and they shall have set aside on their consolidated books adequate reserves with respect thereto.

     5.8. Notice of Events. Promptly upon discovery of any of the following events, the Holt Companies shall provide telephone notice to the Bank (confirmed within three (3) calendar days by written notice), describing the event and all action the Holt Companies proposes to take with respect thereto:

     (a) an Event of Default or Potential Default under this Agreement or any other Loan Document;

     (b) any default or event of default under a contract or contracts and the default or event of default involves payments by the Holt Companies in an aggregate amount equal to or in excess of $1,000,000;

     (c) a default or event of default under or as defined in any evidence of or agreements for Indebtedness for Borrowed Money under which any Holt Company's or its Subsidiaries' liability is equal to or in excess of $1,000,000, singularly or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument or agreement to terminate or suspend any commitment to lend to the Holt Companies or their Subsidiaries or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

     (d) the institution of, any material adverse determination in, or the entry of any default judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation against the Holt Companies or their Subsidiaries in which the amount in controversy is in excess of $1,000,000, singularly or in the aggregate; or

     (e) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect on the Holt Companies or any of their Subsidiaries.


Credit Agreement                      -25-                         November 1997

     5.9. Inspection Rights. During regular business hours and then as often as reasonably requested of the Holt Companies by the Bank, permit the Bank, or any authorized officer, employee, agent, or representative of the Bank to examine and make abstracts from the records and books of account of the Holt Companies and their Subsidiaries, wherever located, and to visit the properties of the Holt Companies and their Subsidiaries; and to discuss the affairs, finances, and accounts of the Holt Companies and their Subsidiaries with The Holt Group, Inc.'s chief executive officer, any executive vice president, its chief financial officer, treasurer, controller or (with prior written notice to any of the listed officers) independent accountants.

     5.10. Generally Accepted Accounting Principles. Maintain books and records at all times in accordance with Generally Accepted Accounting Principles.

     5.11. Compliance with Material Contracts. The Holt Companies and their Subsidiaries will comply in all material respects with all obligations, terms, conditions and covenants, as applicable, in all Debt of the Holt Companies or their Subsidiaries and all instruments and agreements related thereto, and all other instruments and agreements to which any of them is a party or by which any of them is bound or any of their properties is affected and in respect of which the failure to comply reasonably could have a Material Adverse Effect.

     5.12. Use of Proceeds. The Holt Companies will use the proceeds of each Loan made pursuant hereto for general corporate purposes.

     5.13. Further Assurances. Do such further acts and things and execute and deliver to the Bank such additional assignments, agreements, powers and instruments, as the Bank may reasonably require or reasonably deem advisable to carry into affect the purposes of this Agreement or to better assure and confirm unto the Bank its rights, powers and remedies hereunder.

     5.14. Restrictive Covenants in Other Agreements. In the event that any
Holt Company shall enter into or otherwise become subject to or suffer to exist any agreement pertaining to Debt which contains financial covenants or restrictions that are more restrictive on it than the covenants and restrictions contained in this Agreement, each and every such financial covenant and restriction shall be deemed incorporated herein by reference as fully as if set forth herein. Said financial covenant or restriction shall continue in effect for so long as the agreement containing said financial covenant or restriction shall remain in effect, provided however, said agreement may be amended to change any said financial covenant or restriction so long as the purpose of said amendment is not to eliminate or avoid an event of default or to a potential default thereunder. If and to the extent that any such financial covenant or restriction shall be inconsistent with or otherwise be in conflict with any covenant or restriction set forth herein (other than by reason of its being more restrictive), the covenant or restriction contained in this Agreement shall govern.

     5.15. Appraisal of Vessels. On or before January 19, 1998, the Holt Companies will deliver to the Bank an appraisal of the five vessels owned by NPR, Inc. for which First Preferred Ship Mortgages have been delivered to the Bank, such appraisal to be in form and substance reasonably acceptable to the Bank and performed by an appraiser reasonably acceptable to the Bank.


Credit Agreement                      -26-                         November 1997

                              6. Negative Covenants

     The Holt Companies covenant and agree, individually and collectively, that from and after the date hereof and so long as the Loan Commitment is in effect or any Obligation remains unpaid or outstanding, they and each of them will not and will not permit their Subsidiaries to:

     6.1. Consolidation and Merger. (a) Dissolve, (b) adopt or enter into any plan or agreement of liquidation, or (c) merge or consolidate with or into any corporation or acquire all or substantially all of the assets of any Person, unless the surviving entity is a Holt Company.

     6.2. Liens. Create, assume or permit to exist any Lien on any of their properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

     6.3. Guarantees. Except as set forth in Schedule 1 hereto, guarantee or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts) of any other Person, contingently or otherwise, in any amounts that would exceed $1,000,000 in the aggregate.

     6.4. Margin Stock. Use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

     6.5. Acquisitions and Investments. Except as permitted in ss.ss.6.1 and
6.11 and except for the purchase of additional shares of Atlantic Container Line Aktiebolag, purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make any Investments in any other Person; or enter into any new business activities or ventures not directly related to their present businesses, or create any Subsidiary, except (a) they may acquire and hold stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to them, and (b) they may make and own (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by a Bank, or any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than $150,000,000,
(ii) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America, any agency thereof, or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof, (iii) Investments in commercial paper issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc., and (iv) Investments in money market mutual funds all of the assets of which are invested in cash or investments described in the immediately preceding clauses (i), (ii) and (iii).

     6.6. Transfer of Assets; Nature of Business. Sell, transfer, assign or otherwise dispose of any of their assets unless such sale or disposition shall be in the ordinary course of their businesses for value received; or discontinue or liquidate in any material respect any substantial part of their operations or business.


Credit Agreement                      -27-                         November 1997

     6.7. Restricted Payments.

     (a) Make or pay any redemptions, repurchases, dividends or distributions of any kind with respect to the capital stock of The Holt Group, Inc., except that
(i) as long as no Event of Default or Potential Default shall be in existence, The Holt Group, Inc. may pay dividends or make distributions in any Fiscal Year ending after September 30, 1997, up to but not exceeding, in the aggregate, an amount which is fifty percent (50%) of net income for the immediately preceding Fiscal Year in the case of each Fiscal Year ending after September 30, 1997; and
(ii) as long as no Event of Default or Potential Default shall be in existence, The Holt Group, Inc. or its Affiliates may purchase the stock of Transroll Navieras Express, Inc. from former shareholders of NPR Holding Corporation.

     (b) Make any repayment or advance any monies to any Subsidiary or Affiliate in respect of intercompany obligations, except that as long as no Event of Default or Potential Default shall be in existence repayments or advances may be made to any Subsidiary or Affiliate in the ordinary course of the business of the applicable Holt Company.

     6.8. Accounting Change. Make or permit any change in financial accounting policies or financial reporting practices, except as required by Generally Accepted Accounting Principles or regulations of the Securities and Exchange Commission, if applicable.

     6.9. Transactions with Affiliates. Enter into any transaction (including, without limitation, the purchase, sale or exchange of property, the rendering of any services or the payment of management fees) with any Affiliate, except transactions in the ordinary course of, and pursuant to the reasonable requirements of, their businesses, and in good faith and upon commercially reasonable terms.

     6.10. Intentionally Omitted.

     6.11. Indebtedness. Create, enter into or allow to exist any Indebtedness for Borrowed Money of the Holt Companies or any of their Subsidiaries except (i) the Loans hereunder and the Letters of Credit issued pursuant hereto, (ii) indebtedness in existence at the date hereof and listed in Schedule 1 hereto, and refinancing and substitutions thereof, (iii) capital lease obligations and/or purchase money security interests limited to assets leased, purchased, or financed, the aggregate unpaid balance of which shall not exceed $10,000,000 at any time, (iv) performance bonds which shall not exceed $1,000,000 in the aggregate outstanding at any time, and (v) indebtedness by and among the Holt Companies.











Credit Agreement                      -28-                         November 1997

                             7. Financial Covenants

         The Holt Companies covenant and agree, individually and collectively, that from and after the date hereof and so long as the Loan Commitment is in effect or any Obligation remains unpaid or outstanding:

     7.1. Debt to Tangible Net Worth. The ratio of Debt to Tangible Net Worth of the Holt Companies, on a consolidated basis, will not exceed 7.0:1 prior to a 144A Transaction by the Holt Companies, or 7.7:1 from and after the date of a 144A Transaction by the Holt Companies. The term "144A Transaction" shall mean a private placement by the Holt Companies of approximately $125,000,000 of debt securities pursuant to a transaction meeting the requirements of Rule 144A under the Securities Act of 1933.

     7.2. Minimum Tangible Net Worth. At the date hereof and at the end of each Fiscal Quarter, Tangible Net Worth of the Holt Companies, on a consolidated basis, will not at any time be less than the sum of (i) $50,500,000 prior to a 144A Transaction by the Holt Companies, or $46,500,000 from and after the date of a 144A Transaction by the Holt Companies, (ii) fifty percent (50%) of net income for each Fiscal Year ending after September 30, 1997 without deduction for any net losses and (iii) 100% of the amount of any additional equity issued after the date hereof, provided however any additions to equity after the date hereof which are made for the sole purpose of enabling the Holt Companies to be in compliance with the terms and conditions of this Agreement or any other Loan Document shall not increase the minimum Tangible Net Worth requirement if at the time of such addition the Holt Companies shall provide written notice of such purpose to the Bank specifying the amount required therefor.

     7.3. Interest Coverage. The ratio of Cash Flow to Interest Expense of the Holt Companies for the four (4) most recently ended consecutive Fiscal Quarters shall not be less than 1.50:1.

     7.4. Borrowing Base. The Borrowing Base will not at any time be less than the aggregate amount of all Loans and Letters of Credit then outstanding; provided, however, that this covenant shall not be deemed breached if, at the time the Borrowing Base is less than the aggregate amount of all Loans and Letters of Credit outstanding, within thirty (30) days after the earlier of the date any Holt Company first has knowledge of such deficiency or the date of the next Borrowing Base Certificate disclosing the existence of such deficiency, an addition is made to the Collateral or a reduction of the Loans outstanding is made in an amount sufficient to assure continued compliance with this covenant in the future.

                                   8. Default

     8.1. Events of Default. The Holt Companies shall be in default if any one or more of the following events (each an "Event of Default") occurs:

     (a) Payments. The Holt Companies fail to pay any principal of or interest on the Note when due and payable (whether at maturity, by acceleration or otherwise) or fail to pay when it is due and payable any other amount payable under any Loan Document, and such failure shall continue for a period of five days or more.

     (b) Covenants. The Holt Companies fail to observe or perform (1) any term, condition or covenant set forth in ss.ss.5.2 (with respect to corporate existence only), 5.6 and 5.15; ss.ss.6.1 through


Credit Agreement                      -29-                         November 1997

6.11 or ss.ss.7.1 through 7.4 of this Agreement, as and when required, or (2) any term, condition or covenant contained in this Agreement or any other Loan Document other than as set forth in (1) above, as and when required and such failure shall continue for a period of thirty (30) days or more.

     (c) Representations, Warranties. Any representation or warranty made or deemed to be made by the Holt Companies herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made.

     (d) Bankruptcy. Any Holt Company or any Subsidiary of any Holt Company is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of sixty
(60) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for any Holt Company or any Subsidiary of any Holt Company or any substantial part of the property of any Holt Company or any Subsidiary of any Holt Company is appointed, or if any such receivership or trusteeship to continues undischarged for a period of sixty (60) days.

     (e) Certain Other Defaults. Any Holt Company or any Subsidiary of any Holt Company shall fail to pay when due any Indebtedness for Borrowed Money, which singularly or in the aggregate exceeds $1,000,000, and such failure shall continue beyond any applicable cure period, or any the Holt Company or any Subsidiary of any Holt Company shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document relating to Indebtedness for Borrowed Money if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $1,000,000) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Bank's obligations hereunder to make further Loans shall be suspended.

     (f) Judgments. Any judgments against any Holt Company or any Subsidiary of any Holt Company or against their assets or property for amounts in excess of $1,000,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days.

     (g) Attachments. Any assets of any Holt Company or any Subsidiary of any Holt Company shall be subject to attachments, levies, or garnishments for amounts in excess of $1,000,000 in the aggregate which have not been dissolved or satisfied within thirty (30) days after service of notice thereof to the Holt Company or any Subsidiary.

     (h) ERISA. Excluding any liability related to withdrawal from Port Elizabeth as disclosed on Schedule 1, any Reportable Event or any other fact or circumstance which the Bank in good faith determines constitutes ground for the termination of any employee benefit plan maintained for


Credit Agreement                      -30-                         November 1997
employees of any Holt Company or any ERISA Affiliate and covered by Title IV of ERISA or grounds for the appointment by an appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing for five days, or any such plan shall be terminated within the meaning of such Title IV, or a trustee shall be appointed by the appropriate United States District Court to administer such plan or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such plan or to appoint a trustee to administer such plan, if upon the termination of the plan or plans with respect to which any of the foregoing events shall have occurred there is or would be, in the reasonable judgment of the Bank, a material resultant liability of the Holt Companies or any ERISA Affiliate.

     (i) Security Interests. Any security interest created pursuant to any Loan Document shall cease to be in full force and effect, or shall cease in any material respect to give the Bank, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), superior to and prior to the rights of all third Persons, and subject to no other Liens.

     (j) Material Adverse Change. There occurs any Material Adverse Change.

THEN and in every such event other than those specified in clause (d) above, the Bank may, in its sole discretion, terminate the Loan Commitment (the date of such termination being a Credit Termination Date) and declare the Notes together with accrued interest thereon and all other amounts payable under any Loan Document to be, and the same shall thereupon become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Holt Companies. Upon the occurrence of any event specified in clause (d) above, the Loan Commitment shall automatically terminate and the Notes together with accrued interest thereon and all other amounts payable under any Loan Document shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Holt Companies. From and after the date an Event of Default shall have occurred and for so long as any Event of Default shall be continuing, the Loan shall bear interest at the Default Rate. Upon the occurrence of an Event of Default, in addition to the rights set forth above, the Bank shall have the immediate right to enforce or realize on any collateral security granted to it in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. In addition to any rights granted hereunder or in any of the other Loan Documents, the Bank shall have all the rights and remedies granted by applicable law, all of which shall be cumulative in nature.

                                  9. Collateral

         9.1. Collateral. Except as otherwise specifically set forth herein or in any other Loan Document, any Loans and Letters of Credit made and outstanding and their repayment at all times shall be secured by a first priority, perfected, security interest in certain assets owned by one or more of the Holt Companies as listed and described in Schedule 2 attached hereto.

         9.2. Release of Collateral. The Holt Companies may request at any time and from time to time that the security interest of the Bank in one or more assets included in the Collateral be released and the Bank shall release such security interest, provided that (i) immediately following the requested release, the Borrowing Base represented by assets remaining subject to the first priority, perfected, lien and security interest of the Bank is at least equal to the Loans and Letters of Credit then outstanding, and (ii) in the case


Credit Agreement                      -31-                         November 1997
of a requested release of a vessel subject to a First Preferred Ship Mortgage, the identity of the vessel to be released shall be determined by the Bank, it is sole discretion. In connection with any such release, the Bank shall do such things as are reasonably requested by the Holt Companies to effect the release. Upon the payment in full of the entire principal balance of all Loans and Letters of Credit and any interest, fees and other amounts payable under all Loan Documents, and the termination of the Loan Commitment, the Bank shall release the lien and security interest it holds in assets owned by one or more of the Holt Companies and do such things as are reasonably requested by the Holt Companies to effect such release.

                                10. Miscellaneous

     10.1. Waiver. No failure or delay on the part of the Bank or any holder of the Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     10.2. Amendments. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by the Holt Companies therefrom shall be effective unless the same shall have been approved in writing by the Bank, be in writing and be signed by the Bank and the Holt Companies and then any such waiver or consent shall be effective only in the instance and for the specific purpose for which given. No notice to or demand on the Holt Companies shall entitle the Holt Companies to any other or further notice or demand in similar or other circumstances.

     10.3. Governing Law. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

     10.4. Participations and Assignments. The Holt Companies hereby acknowledge and agree that CoreStates may at any time with the consent of the Holt Group, Inc. (which consent shall not be unreasonably withheld): (a) grant participations in all or any portion of the Note or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office of CoreStates or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by the Holt Companies hereunder shall be determined as if CoreStates had not granted such Participation; and (ii) any agreement pursuant to which CoreStates may grant a Participation: (x) shall provide that CoreStates shall retain the sole right and responsibility to enforce the obligations of the Holt Companies hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; and (y) such participation agreement may provide that CoreStates will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on any Loan or postpone the date fixed for any payment of principal of or interest on any Loan; and (b) assign any of its obligations under this Agreement and the Loan Documents, provided it shall retain at least $15,000,000 of the Loan Commitment and shall serve as agent for all assignees.


Credit Agreement                      -32-                         November 1997

     10.5. Captions. Captions in the Loan Documents are included for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

     10.6. Notices. All notices, requests, demands, directions, declarations and other communications between the Bank and the Holt Companies provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or faxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto. The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or fax or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

     10.7. Expenses; Indemnification. The Holt Companies will from time to time reimburse the Bank promptly following demand for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with (i) the preparation of the Loan Documents, (ii) the making of any Loans, (iii) the administration of the Loan Documents, and (iv) the enforcement of the Loan Documents. In addition to the payment of the foregoing expenses, the Holt Companies hereby agrees to indemnify, protect and hold the Bank and any holder of the Note and the officers, directors, employees, agents, affiliates and attorneys of the Bank and such holder (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by the Holt Companies or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that the Holt Companies shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

     10.8. Survival of Warranties and Certain Agreements. All agreements, representations and warranties made or deemed made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Note. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Holt Companies set forth in ss.ss.2.8, ss.2.9, and 10.7 shall survive the payment of the Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the repayment in full of all amounts owed by the Holt Companies under the Note or any other Loan Document.

     10.9. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction.

     10.10. No Fiduciary Relationship. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Bank to any Holt Company.


Credit Agreement                      -33-                         November 1997

     10.11. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH HOLT COMPANY AND CORESTATES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAYBE LITIGATED IN SUCH COURTS. EACH HOLT COMPANY AND CORESTATES ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, ANY NOTE, OR SUCH OTHER LOAN DOCUMENT.

     10.12. WAIVE OF JURY TRIAL. EACH HOLT COMPANY AND CORESTATES HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN
ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH HOLT COMPANY AND CORESTATES ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH HOLT COMPANY AND CORESTATES FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, MODIFICATIONS, REPLACEMENTS OR RESTATEMENTS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.13. Counterparts; Effectiveness. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Bank shall have received signed counterparts or notice by fax of the signature page that the counterpart has been signed and is being delivered to it or facsimile that such counterparts have been signed by all the parties hereto or thereto.

     10.14. Use of Defined Terms. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.


Credit Agreement                      -34-                         November 1997

     10.15. Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of the Bank's right of banker's lien or offset.

     10.16. Entire Agreement. This Agreement, the Note issued hereunder and the other Loan Documents constitute the entire understanding of the parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.

     10.17. 1995 Credit Agreement. Simultaneously with the execution and delivery of this Agreement, the commitment of CoreStates Bank to make loans or issue letters of credit under the 1995 Credit Agreement is hereby terminated, and CoreStates Bank shall be deemed released in full for all matters in connection therewith or relating thereto.

     10.18. Consolidated Basis. Unless the context otherwise requires, references to the Holt Companies in this Agreement shall mean the Holt Companies and their Subsidiaries, and financial information shall be provided on a consolidated basis.

     10.19. 1995 Credit Agreement. Simultaneous with the execution and delivery of this Agreement, the commitment of the Bank to make loans or issue letters of credit under the 1995 Credit Agreement are hereby terminated.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

THE HOLT GROUP, INC.                            NPR HOLDING CORPORATION, INC.
HOLT CARGO SYSTEMS, INC.                        NPR, INC.
HOLT HAULING AND WARE-                          NPR-NAVIERAS RECEIVABLES, INC.
  HOUSING SYSTEM, INC.                          NPR S.A., INC.
MURPHY MARINE SERVICES, INC.
THE RIVERFRONT DEVEL-
  OPMENT CORPORATION
WILMINGTON STEVEDORES, INC.



By /s/ Lorraine Robins                  By /s/ Ronald M. Katims
   -----------------------------           -----------------------------
   Name: Lorraine Robins                   Name: Ronald M. Katims
   Title: EVP                              Title: President

 Notices To:
 Mr. Bernard Gelman
 The Holt Group, Inc.
 701 North Broadway
 Gloucester City, NJ 08030
 FAX No. (609) 742-3066

 Credit Agreement                     -35-                         November 1997

                                         CORESTATES BANK, N.A.


                                         By /s/ William Hieb
                                            -----------------------------
                                            Name: William Hieb
                                            Title: Vice President

Notices To:
Mr. William Hieb
Vice President
CoreStates Bank, N.A.
Transportation Leasing and Construction Industry Services
FC 1-8-11-24
1339 Chestnut Street
Philadelphia, PA 19107
FAX No. 215-786-7704



















Credit Agreement                     -36-                         November 1997

                         Reference Table of Definitions

 definition                                             page defined

 1995 Credit Agreement ............................................1
 1995 Letter of Credit ...........................................10
 Additional Amount ...............................................14
 Affiliate ........................................................2
 Agreement ........................................................2
 Appraised Value ..................................................2
 Bank .............................................................1
 Base Rate ........................................................2
 Borrowing Base ...................................................2
 Borrowing Base Certificate .......................................2
 Business Day .....................................................2
 Capitalized Lease ................................................3
 Capitalized Lease Obligations ....................................3
 Cargo ............................................................1
 Cash Flow ........................................................3
 Code .............................................................3
 Commitment Fee ..................................................13
 Compliance Certificate ...........................................3
 CoreStates .......................................................1
 CoreStates Bank ..................................................1
 Credit Termination Date .........................................11
 Debt .............................................................3
 Default Rate .....................................................3
 Dollars ..........................................................3
 Environmental Control Statutes ...................................3
 ERISA ............................................................4
 ERISA Affiliate ..................................................4
 Event of Default ................................................29
 Federal Funds Rate ...............................................4
 Fiscal Quarter ...................................................4
 Fiscal Year ......................................................4
 GAAP .............................................................4
 Generally Accepted Accounting Principles .........................4
 Governmental Authority ...........................................4
 Hauling ..........................................................1
 Hazardous Substances .............................................4
 Holt Companies ...................................................1
 Holt Company .....................................................1
 Indebtedness for Borrowed Money ..................................4
 Indemnitees .....................................................33
 Interest Period ..................................................5

 Credit Agreement                     -37-                         November 1997

 Investment .......................................................5
 Letter of Credit.................................................10
 LIBO Rate.........................................................5
 LIBO Rate Loans ..................................................5
 LIBO Rate Reserve Percentage .....................................5
 Lien .............................................................6
 Loan .............................................................9
 Loan Commitment ..................................................9
 Loan Documents ...................................................6
 Loans ............................................................9
 Material Adverse Change ..........................................6
 Material Adverse Effect ..........................................6
 Multiemployer Plan ...............................................6
 Murphy............................................................1
 Note.............................................................11
 NPR...............................................................1
 NPR Holding.......................................................1
 NPR S.A...........................................................1
 NPR, Inc..........................................................1
 NPR-Navieras......................................................1
 Obligations ......................................................6
 Participants ....................................................32
 Participations ..................................................32
 PBGC .............................................................7
 Pension Plan .....................................................7
 Permitted Liens ..................................................7
 Person ...........................................................7
 Plan .............................................................7
 Potential Default ................................................8
 Prohibited Transaction ...........................................8
 Regulation .......................................................8
 Regulation D .....................................................8
 Regulatory Change ................................................8
 Release ..........................................................8
 Reportable Event .................................................8
 Riverfront .......................................................1
 Security Agreement ...............................................8
 Solvent ..........................................................8
 Subsidiary .......................................................8
 Tangible Assets ..................................................9
 Tangible Net Worth ...............................................9
 Taxes ............................................................9
 Termination Event ................................................9
 Unfunded Pension Liabilities .....................................9
 Unrecognized Retiree Welfare Liability ...........................9
 Wilmington .......................................................1


Credit Agreement                      -38-                         November 1997

                                     [LOGO]
                                                                       EXHIBIT A



                                      Note

$25,000,000                                                     Philadelphia, PA
                                                               November 20, 1997

For Value Received, THE HOLT GROUP, INC., a Delaware corporation, HOLT CARGO SYSTEMS, INC., a Delaware corporation ("Cargo"), HOLT HAULING AND WAREHOUSING SYSTEM, INC., a Pennsylvania corporation ("Hauling"), MURPHY MARINE SERVICES, INC., a Delaware corporation ("Murphy"), NPR HOLDING CORPORATION, a Delaware corporation ("NPR Holding"), NPR, INC., a Delaware corporation ("NPR"), NPR-NAVIERAS RECEIVABLES, INC., a Delaware corporation ("NPR-Navieras"), NPR S.A., Inc., a Delaware corporation ("NPR S.A."), THE RIVERFRONT DEVELOPMENT CORPORATION, a New Jersey corporation ("Riverfront"), and WILMINGTON STEVEDORES, INC., a Delaware corporation ("Wilmington"), (together, sometimes referred to herein as the "Holt Companies" and individually, as a "Holt Company"), jointly and severally, hereby promise to pay to the order of CORESTATES BANK, N.A. (the "Bank"), in lawful currency of the United States of America in immediately available funds at the Bank's offices located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the earlier to occur of acceleration of the maturity date as provided in the Credit Agreement described below or the Credit Termination Date as therein defined, the principal sum of TWENTY FIVE MILLION DOLLARS ($25,000,000) or, if less, the then unpaid principal amount of all Loans made by the Bank pursuant to the Credit Agreement (defined below).

The Holt Companies promise also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid in full at the rates and at the times provided in the Credit Agreement.

This Note is the Note referred to in, is entitled to the benefits of and is secured by security interests referred to in the Credit Agreement, dated November 20, 1997 by and between the Holt Companies and the Bank (as such may be amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement"). Capitalized terms used in this Note but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement. This
Note is subject to voluntary prepayment and mandatory repayment prior to demand, acceleration of maturity or the Credit Termination Date, in whole or in part, as provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the maturity date of the principal of and the accrued interest on this Note may be accelerated and be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Holt Companies hereby waive presentment, demand, protest or notice of any kind in connection with this Note.


Note                                  -1-                          November 1997

Notwithstanding the face amount of this Note, the Holt Companies liability hereunder shall be limited, at all times, to the actual aggregate outstanding indebtedness to the Bank relating to the Bank's Loans, including all principal and interest, together with all fees and expenses as provided in the Credit Agreement, as established by the Bank's books and records which shall be conclusive absent manifest error.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.

IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the Holt Companies has caused this Note to be executed by its duly authorized officer as of the date and year first above written.

THE HOLT GROUP, INC.                           NPR HOLDING CORPORATION, INC.
HOLT CARGO SYSTEMS, INC.                       NPR, INC.
HOLT HAULING AND WARE-                         NPR-NAVIERAS RECEIVABLES, INC.
 HOUSING SYSTEM, INC.                          NPR S.A., INC.
MURPHY MARINE SERVICES, INC.
THE RIVERFRONT DEVEL-
 OPMENT CORPORATION
WILMINGTON STEVEDORES, INC.


By /s/ L. Robins                               By /s/ Ronald Katims
   ----------------------------                   ----------------------------
Name:  Lorraine Robins                         Name:  Ronald M. Katims
Title: EVP                                     Title: President

















Note                                  -2-                          November 1997

                                                                       EXHIBIT B

                          FIRST PREFERRED SHIP MORTGAGE

     THIS FIRST PREFERRED SHIP MORTGAGE made effective as of November 20, 1997 by and between NPR, Inc., a Delaware corporation whose address is P.O. Box 3170, 212 Fernwood Avenue, Edison, New Jersey 08818 (the "Mortgagor"), and CoreStates Bank, N.A., a national banking association which is a federally insured depository institution and whose address is 1339 Chestnut Street, Philadelphia, Pennsylvania 19107 (the "Mortgagee"). The Mortgagee shall be a Mortgagee in 100% of the Vessel described below.

                                   WITNESSETH:

     MORTGAGE AMOUNT: THE AMOUNT OF THE DIRECT OR CONTINGENT OBLIGATIONS THAT ARE OR MAY BECOME SECURED BY THIS FIRST PREFERRED SHIP MORTGAGE, EXCLUDING INTEREST, EXPENSES AND FEES, IS $25,000,000.

     WHEREAS, the Mortgagor is the sole owner of the whole of the following vessel:

                  Name:
                  Official No.:
                  Hailing Port:
                  Gross Tons:
                  Net Tons:
                  Built:
                  Length Overall:
                  Depth:

which vessel is duly documented under and pursuant to the laws of the United States; and

     WHEREAS, the Mortgagor is justly indebted to Mortgagee in the principal sum of up to Twenty-Five Million United States Dollars ($25,000,000.00) (hereinafter referred to as the "Principal Sum"), and interest thereon, which indebtedness is evidenced, inter alia, by a certain Credit Agreement attached as Exhibit A hereto and a Note dated November 20, 1997, between Mortgagor and Mortgagee in the amount of the Principal Sum (the "Credit Agreement"); and

     WHEREAS, the Principal Sum, all interest thereon, all late charges as set forth in the Credit Agreement, all other costs and expenses incurred by the Mortgagee in the enforcement and administration of the Credit Agreement, the Note, and this Mortgage, and any and all future advances as may be made from Mortgagee to Mortgagor the total of which, however, shall not exceed the Principal Sum, shall be collectively referred to hereafter as the "Secured Obligations"; and

     WHEREAS, the Mortgagor, for the purpose of securing payment to the Mortgagee of the Secured Obligations, as more fully set forth herein, has duly executed and delivered this First Preferred Ship Mortgage on the _____________________to the Mortgagee;


NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

                                                                       EXHIBIT B

     In consideration of the foregoing recitals and of the sum of One Dollar ($1.00) to the Mortgagor duly paid by the Mortgagee at and before the sealing and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment of the Secured Obligations, the Mortgagor, by these presents, does grant, bargain, sell, convey, transfer, assign, remise, mortgage, set over, pledge, create a security interest in, and confirm to the Mortgagee, its successors and assigns, the following described property:

     The whole of all that certain vessel designated and known as_, Official No._, together with all her engines, boilers, machinery, masts, spars, motors, tools, booms, cranes, rigs, pumps, pipe, tanks, anchors, cables, rigging, tackle, apparel, fixtures, furniture, boats, chains, equipment, supplies, fittings, and all her other appurtenances thereunto appertaining and belonging, whether aboard or removed from the said vessel, together with any and all additions, improvements, and/or replacements which may hereafter be made to, on or in said Vessel or any part thereof, whether on board or not, and in or to its equipment and appurtenances aforesaid, and all rents, charters, charter parties, charter hire, freights, sub-freights, cargoes, operating agreements and revenues, lighterage, and all issues, revenues, profits and proceeds of any of the foregoing, but in no event shall the Vessel include: (a) any accounts of Mortgagor arising in connection with the operation of the Vessel by Mortgagor, or the containers, gensets, chassis or other equipment described in clause (b), and (b) any containers, gensets, chassis, or other equipment leased by Mortgagor and used on or in connection with the operation of the Vessel, all of the foregoing being hereinafter referred to as the "VESSEL."

     TO HAVE AND TO HOLD all of the Vessel unto the Mortgagee, its successors and assigns, forever upon the terms herein set forth to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage and the Credit Agreement contained; provided, however, that if the Mortgagor shall pay, or cause to be paid, to the Mortgagee, its successors or assigns, the debt aforesaid, with interest thereon, as and when the same shall become due and payable by maturity or otherwise, under the terms and in the manner provided the Credit Agreement and this Preferred Ship Mortgage, and keeps, performs and observes all and singular the covenants and promises in the Credit Agreement and in these presents expressed to be kept, performed, and observed by or on the part of the Mortgagor, then this First Preferred Ship Mortgage and the estate and rights hereby granted shall cease.

     PAYMENT SCHEDULE: The Mortgagor shall pay or cause to be paid to the Mortgagee, its successors or assigns, the Principal Sum with the interest thereon, in accordance with the terms and conditions of the Credit Agreement.

     MORTGAGE OBLIGATION: The Mortgagor hereby agrees to pay the Principal Sum and the interest thereon as stipulated, and to fulfill, perform and observe each and every one of the covenants, agreements, and conditions contained in this First Preferred Ship Mortgage and in the Note and the Credit Agreement; and hereby covenants and agrees to and with the Mortgagee, its successors and assigns, that the Vessel and the appurtenances thereunto appertaining and belonging, and all additions, improvements and/or replacements which may hereafter be made to, on or in said Vessel are to become subject hereto, and are to be held subject to this First Preferred Ship Mortgage and the further covenants, representations, warranties, conditions and uses hereinafter set forth as follows:

Article 1. Corporate Representations and Warranties. Corporate representations and warranties shall be as set forth in Article 3 of the Credit Agreement.

                                                                       EXHIBIT B

Article 2. Validity of Mortgage. The Mortgagor covenants that this Mortgage is and will be a valid and enforceable obligation of the Mortgagor in accordance with its terms.

Article 3. Ownership of Vessel. The Mortgagor warrants that it is and shall continue to be a citizen of the United States as defined and within the meaning of the Shipping Act, 1916, as amended, 46 App. U.S.C. Section 802, and a corporation established under the laws of the United States or of a State, whose president or other chief executive officer and chairman of its board of directors are citizens of the United States and no more of its directors are noncitizens than a minority of the number necessary to constitute a quorum, within the meaning of Section 7 of the Act of August 26, 1983, P.L. 98-89, 97 Stat. 585, as amended, 46 U.S.C. Section 12102, as amended. The Mortgagor warrants that it is the true, lawful and sole owner of the whole of the Vessel, including her engines, boilers, machinery, masts, anchors, cables, rigging tackle, apparel, furniture, small boats, and all other appurtenances, and that its ownership is free and clear of all suits, liens, claims, charges, or encumbrances of any kind or nature except for (a) liens arising prior to the date of this Mortgage which arose in the ordinary course of business and by operation of law, which liens are no greater than approximately $1,750,000 as of this date and (b) liens granted to Mortgagee, and that all action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken, and that this Mortgage is a valid and binding obligation of the Mortgagor enforceable in accordance with its terms, and that it will forever warrant and defend its title and possession for the benefit of the Mortgagee against any and all claims and demands.

Article 4. Insurance.

     (a) The Mortgagor at its own cost and expense as long as any part of the Secured Obligations are unpaid shall keep the Vessel insured with responsible underwriters in good standing and reasonably satisfactory to the Mortgagee fully and adequately protecting the Vessel and the Mortgagee's interest therein against any marine perils and disasters and all hazards, risks, or liabilities in any way arising out of the ownership, operation or maintenance of the Vessel, as more fully provided the aforesaid Credit Agreement, including but not limited to insurance as follows:

          (i) Marine Hull and Machinery, Increased Value, and War Risk insurance an amount not less than the full market value of the Vessel, with responsible underwriters and under policy forms satisfactory to the Mortgagee, covering the hull and all equipment and appurtenances of the Vessel against all usual marine risks subject, with respect to an accident, occurrence, or event that does not result in an actual or constructive total loss of the Vessel, to no deductible in excess of $250,000.

          (ii) Protection and Indemnity Insurance with underwriters and under policy forms and in amounts reasonably satisfactory to the Mortgagee.

          (iii) When and while the Vessel is laid up, and in lieu of the aforesaid insurance referred to in paragraph (i) of this section, Port Risk Insurance on the Vessel may be taken out by the Mortgagor under forms of port risk policies and with underwriters satisfactory to the Mortgagee.

          (iv) Insurance protecting against claims under the Longshoremen's and Harbor Workers, Compensation Act, workmen's Compensation and public liability.

          (v) Upon the request of the Mortgagee, Mortgagee's Interest Insurance, including Breach of Warranty insurance if reasonably available, with responsible underwriters and under policy forms satisfactory to Mortgagee.

          (vi) Collision and property damage insurance with underwriters and under policy forms and in amounts satisfactory to the Mortgagee.

                                                                       EXHIBIT B

          (vii) Wreck removal and fire insurance with underwriters and under policy forms and in amounts satisfactory to the Mortgagee.

          (viii) Insurance against loss of hire and strikes with a daily indemnity of not less than $12,000 per day, commencing after 3 days and continuing for up to 21 days per instance.

          (ix) MII Additional Perils (Pollution) insurance with underwriters and under policy forms and in amounts satisfactory to the Mortgagee.

     (b) All Hull and Machinery insurance shall be taken out in the name of the Mortgagor, but all losses shall be payable to the Mortgagee for distribution by it, as its interests may appear, except that: (i) in the case of a total loss, the Mortgagee consents that the underwriters pay direct to the Mortgagor the amount by which the total loss exceeds the amount then due under the Mortgage and the Note, unless and to the extent that the Mortgagor elects to use the proceeds for the purchase of a replacement vessel under terms and conditions which are reasonably acceptable to the Mortgagee and with the prior written consent of the Mortgagee, which shall not be unreasonably withheld; and (ii) 'in the event of a partial loss, if there is not a default under this Mortgage, the Mortgagee agrees that the underwriters may pay directly for repairs, salvage, or other charges and/or reimburse the Mortgagor therefor; however, (iii) in any event, if the amount of the partial loss is less than $2,000,000, Mortgagee consents that the underwriters may pay directly to the Mortgagor. If the Mortgagor is in default under this Mortgage or the Note, the Mortgagee shall be entitled to receive the proceeds of any such insurance and shall apply such proceeds in the manner provided in Article 10(f).

     (c) All insurance shall be taken out in the names of the Mortgagor and any bareboat charterer, with Mortgagee named as an additional insured or loss payee as follows: (i) Hull and Machinery Insurance and Port Risk Insurance shall name the Mortgagee as first preferred Mortgagee and loss payee; (ii) Protection & Indemnity Insurance shall name the Mortgagee as an additional insured.

     (d) With respect to both the Mortgagee's Interest and the MII Additional Perils (Pollution) policies, Mortgagor shall effect and maintain, or, at the option of the Mortgagee from time to time, reimburse to the Mortgagee on the Mortgagee's first demand from time to time all costs and expenses incurred by the Mortgagee in effecting and maintaining, on such terms, in such amounts as is customary in the industry, and with such insurers as the Mortgagee shall consider reasonably appropriate.

     (e) Copies of all policies, binders and cover notes, together with original underwriter's certificates, shall be delivered to the Mortgagee from time to time upon its request for approval and custody.

     (f) Mortgagor will pay or cause to be paid the premiums on and costs of all such insurance and all renewals thereof, when and as the same become payable, and will forthwith furnish to Mortgagee evidence satisfactory to the Mortgagee that the same has been paid if requested by the Mortgagee.

     (g) The Mortgagor will keep the aforesaid insurance and renewals thereof valid at all times while this First Preferred Ship Mortgage remains in force, will comply and will cause any charterer or subcharterer to comply with all Institute Warranties and Clauses, and will not suffer or permit the Vessel to engage in any voyage or to carry any cargo not permitted by the policies of insurance in effect at the time of the voyage, nor do, omit, neglect, or permit to be done anything whereby any insurance, whether procured by the Mortgagor or Mortgagee, is or is liable to be impaired or defeated. If at any time (i) Mortgagor shall fail to deliver to and maintain with the Mortgagee, upon request, original policies or other insurance documents and other evidence satisfactory to the Mortgagee that the insurance has been effected and maintained as hereinabove and in the Credit Agreement required or (ii) any insurance required to be maintained hereunder or under the Credit Agreement is canceled, terminated or fails to be renewed without replacement coverage complying with the requirements hereof and of the Credit Agreement, then the Mortgagee may procure the insurance, and from the date of such expenditure the

                                                                       EXHIBIT B

costs and expenses thereof, with interest at the rate provided in the Credit Agreement, shall be an additional indebtedness due from the Mortgagor secured by this First Preferred Ship Mortgage and shall be paid by the Mortgagor on demand. The Mortgagee shall not be under any obligation to procure any such insurance.

     (h) Each insurance policy shall prohibit cancellation or substantial modification by the insurer without the written consent of both the Mortgagor and the Mortgagee, or, in the absence of such consent, without at least 10 days' prior written notice to Mortgagor and Mortgagee. Mortgagor shall request that its P&I Club shall give the Mortgagee as much notice as possible of Mortgagor's failure to renew its entry in the Club, and in any event Mortgagor shall so notify Bank immediately if its entry in the Club is not renewed.

     (i) Each insurance policy shall provide that there shall be no recourse against the Mortgagee for premiums in respect thereof

     (j) On the date hereof and on or before April 30 of each year thereafter, the Mortgagor will furnish to the Mortgagee a report signed by a recognized marine insurance broker(s) selected by the Mortgagor and reasonably satisfactory to the Mortgagee with respect to the insurance maintained under this Mortgage (including, without limitation, as to each policy, its number, the amount, the insurer, the named assureds, the type of risk, the loss payees and the expiration date).

Article 5. Environmental Matters

          (a) The Mortgagor shall operate the Vessel in material compliance with all Environmental Law, including but not limited to the Oil Pollution Act of 1990. The Mortgagor has a Vessel Response Plan and a Spill Prevention Plan and Contingency Plan in force.

          (b) The Mortgagor shall indemnify and hold harmless the Mortgagee and its successors and assigns from and against all losses, costs, injuries, damages (including consequential, punitive or treble damages) and expenses (including attorneys' fees and disbursements) and, at the Mortgagee's request, defend any indemnified person under this provision against any action, suit, or other proceeding resulting from, arising out of or in any way connected directly or indirectly with any violation of or liability under any Environmental Law with respect to the ownership, custody, management, operation or control of the Vessel or the generation of waste by, or the transportation of waste from, the Vessel.

          (c) The Mortgagor shall maintain a Certificate of Financial Responsibility issued by the United States pursuant to the Federal Water Pollution Control Act, and any other applicable legislation.

Article 6. Creation of Liens.

          (a) Neither the Mortgagor, the managing owner, ship's husband, master, or any other person to whom the management of the Vessel may be entrusted, or any charterer or subcharterer shall have any right, power or authority to create, incur, or permit to be placed or imposed on the Vessel any liens or encumbrances whatsoever, other than Ordinary Maritime Liens, which liens consist of (a) liens in favor of Mortgagee or (b) statutory liens for crew's wages, wages of stevedores, or for salvage (including contract salvage), or general average or (c) liens arising in the ordinary course of business prior to the date hereof or (d) other liens incurred in the ordinary course of business which are not past due, but only to the extent that such other liens are subordinate to the lien of this Mortgage.

          (b) The Mortgagor shall carry a properly certified copy of this First Preferred Ship Mortgage with the ship's papers and shall exhibit the same to any person having business with the Vessel which may give rise to any lien other than for crew's wages or salvage, or to the sale, mortgage or other conveyance thereof. The Mortgagor shall place and keep prominently in the pilot house, master's cabin, or engine room of the Vessel a printed or typewritten notice written as follows:

                                                                       EXHIBIT B

          "This Vessel is owned by NPR, Inc. and is subject to a First Preferred Ship Mortgage dated effective as of November 20, 1997, in favor of CORESTATES BANK, N.A. under authority of the Act of November 23, 1988, P.L. 100-710, as amended, and under the terms of said Mortgage, neither the owner, the master nor any other person has any right, power or authority to create, incur or permit to be imposed upon this vessel, its freights, sub-freights, cargoes, profits, hire, charter hire or revenues, any liens whatsoever, other than for crew's wages or salvage, including contract salvage or general average."

          (c) In the event that a claim for salvage is asserted against the Vessel, Mortgagor and/or Mortgagee, the Mortgagor shall discharge any ultimate lien, liability and/or judgment. Any amount paid by the Mortgagee, whether in settlement of a claim or in satisfaction of a judgment, shall be a debt which is part of the Secured Obligations, the repayment of which is secured by the lien of this First Preferred Ship Mortgage and shall be payable when demanded by the Mortgagee, with interest at the rate provided in the Credit Agreement, from the date of payment by the Mortgagee.

          (d) In the event that the title or ownership of the Vessel shall be requisitioned, purchased or taken by the United States of America or any government of any other country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree, order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation, and the compensation, purchase price, reimbursement or award for such requisition, purchase or other taking of such title or ownership is hereby declared payable to Mortgagee, who shall be entitled to receive the same and shall apply it to the prepayment of the Note; and in the event of any such requisition, purchase or taking, the Mortgagor shall promptly execute and deliver to Mortgagee such documents, if any, as in the opinion of counsel for Mortgagee may be necessary or useful to facilitate or expedite the collection by Mortgagee of such compensation, purchase price, reimbursement or award.

          (c) In the event that the United States of America or any government of any other country or any department, agency or representative thereof shall not take the title or ownership of the Vessel but shall requisition, charter, or in any manner take over the use of such Vessel pursuant to any present or future law, proclamation, decree, order or otherwise, and in the event Mortgagor is in default of the terms of this Mortgage, all charter hire and compensation resulting therefrom shall be payable to Mortgagee, and if, as a result of such requisitioning, chartering or taking of the use of such Vessel such government, department, agency or representative thereof shall pay or become liable to pay any sum by reason of the loss of or injury to or depreciation of the Vessel any such sum is hereby made payable to Mortgagee, and in the event of any such requisitioning, chartering or taking of the use of the Vessel, the Mortgagor shall promptly execute and deliver to Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of counsel for Mortgagee may be necessary or useful to facilitate or expedite the collection by Mortgagee of such claims arising out of the requisitioning, chartering or taking of the use of such Vessel.

Article 7. Maintenance of Vessel.

          (a) The Vessel is tight, staunch, strong and well and sufficiently tackled, appareled, victualed, fitted, manned, furnished, and equipped, and in every respect seaworthy and in good running condition and repair and in all respects fit for service. At all times, at its own cost and expense, the Mortgagor will exercise due diligence to maintain and preserve the Vessel in as good condition, working order and repair as at the time of the execution of this First Preferred Ship Mortgage, ordinary wear and tear and depreciation excepted, and will maintain the Vessel in accordance with good marine maintenance

                                                                       EXHIBIT B

     practice and procedures and applicable legal or regulatory requirements for the service in which it then is or will be engaged, and in such condition as will enable her to pass such inspection as may be required by marine underwriters as a condition of their writing such insurance and in such amounts as is required under this First Preferred Ship Mortgage. Furthermore, if the vessel is not temporarily laid-up, the Mortgagor will cause the Vessel to be periodically inspected, drydocked and recoated
     (hull paint), and its machinery overhauled in accordance with normal marine practices or as may be required by the United States Coast Guard or applicable Classification Society.

          (b) The Mortgagor shall afford the Mortgagee or its authorized representatives, at their own risk and expense, full and complete access to the Vessel for the purpose of inspecting the same and her cargoes and papers.

          (c) Mortgagor shall certify as often as required by Mortgagee that all wage and other claims which give rise to liens have been paid, but in the absence of a default or a potential default, no more often than once a quarter.

          (d) The Mortgagor will keep the Vessel duly documented as a vessel of the United States, under the flag of the United States, and will not suffer or permit it to be operated in any manner prohibited by the laws or regulations applicable to the Vessel under its certificate of documentation or its classification, and will duly comply with all laws and governmental regulations and contracts applicable to the Vessel and its operation. Mortgagor will never operate the Vessel outside the navigational limits of the insurance carried pursuant to Article 4.

          (e) Mortgagor shall keep the Vessel in such condition as will entitle her to the highest classification and rating for a Vessel of the same age, trade and type in the American Bureau of Shipping (NABSO) or such other classification society as shall be acceptable to Mortgagee, and, upon request, Mortgagor shall furnish to Mortgagee a certificate by such classification bureau or society in which the Vessel is then entered that such classification is maintained.

          (f) The Mortgagor will furnish the Mortgagee within thirty (30) days after receipt by the Mortgagor, copies of all Certificates of Inspection delivered by the United States Coast Guard and/or Inspection Reports with respect to the Vessel delivered by the American Bureau of Shipping including (as may apply) Annual Classification Surveys, Special Periodic or Continuous Surveys, Annual Load-Line Surveys and Drydock Surveys.

Article 8. Release of Vessel.

     If a libel should be filed against the Vessel or if the Vessel is otherwise levied against, attached, arrested or taken into custody by virtue of any legal proceedings in any court, the Mortgagor will, within thirty (30) days thereafter, cause the Vessel to be released and the lien to be discharged.

Article 9. Payment of Charges.

     The Mortgagee shall have the right, but shall be under no obligation, to make any payments and to do any acts which, under the terms of this First Preferred Ship Mortgage, the Mortgagor is required to make or do, but the making of any such payment or the doing of any such act by the Mortgagee shall not relieve the Mortgagor of any default in that respect or constitute in any respect a waiver of such default. The Mortgagor will reimburse the Mortgagee promptly, with interest at the rate or rates provided in the Credit Agreement, for any and all payments and expenditures so made by it and for any and all advances and expenses made or incurred by the Mortgagee at any time in taking possession of Vessel or otherwise protecting its rights hereunder and for any and all damages sustained by the Mortgagee from or by reason of any default or defaults of the Mortgagor and such payments, expenditures, advances and expenses shall be and are secured by this First Preferred Ship Mortgage.

Article 10. Events of Default.

                                                                       EXHIBIT B

       (a) The following shall constitute "Events of Default" hereunder:

               (i) If the Mortgagor shall (a) sell or transfer, or attempt to sell or transfer by operation of law or otherwise, its interest in the Vessel, or (b) permit the attachment of any suit, lien, claim, charge or encumbrance of any kind (i) in excess of $2,500,000 in the aggregate at any time if the Vessel is in drydock, (ii) which is not released within 60 days after it first attaches if the Vessel is in drydock, (iii) in excess of $1,750,000 in the aggregate at any time if the Vessel is not in drydock and the costs relate to items other than non-drydock repairs made while the Vessel is at port, (iv) which is not released within 45 days after it first attaches if the Vessel is not in drydock and the costs relate to items other than non-drydock repairs made while the Vessel is at port, (v) in excess of $500,000 in the aggregate at any time if the Vessel is not in drydock and the costs are for non-drydock repairs made while the Vessel is at port, and (vi) which is not released within 30 days after it first attaches if the Vessel is not in drydock and the costs are for non-drydock repairs made while the Vessel is at port; or

               (ii) If the Mortgagor shall remove or attempt to remove the Vessel beyond the limits of the United States, save on voyages with the intention of returning to the United States, or shall abandon the Vessel; or

               (iii) If the Vessel shall be libeled and levied upon or taken by virtue of any attachment or execution against the Mortgagor and such libel or levy is not released by Mortgagor within 15 days; or

               (iv) The occurrence of an "Event of Default" under the Credit Agreement; or

               (v) The title or ownership of the Vessel shall be requisitioned, purchased or taken by the government of any country or by any department, agency or representative thereof and there shall not have been paid to Mortgagee an amount in cash in United States dollars equal to the fair value of such Vessel within ninety (90) days after such event occurs;

       (b) Upon the occurrence of an Event of Default the Mortgagee may:

               (i) Declare the Secured Obligations to be due and payable forthwith, whereupon such Secured Obligations shall become and be immediately due and payable;

               (ii) Exercise all of the rights, powers and remedies in foreclosure and otherwise given to the Mortgagee by the provisions of Chapter 313 of title 46, United States Code, and acts amendatory thereof and supplemental thereto;

               (iii) Recover judgment for any amount due on the debt and collect the same out of any property of the Mortgagor without its security under this First Preferred Ship Mortgage being in any way affected or impaired thereby;

               (iv) Demand and receive all freights, hires, charter hires, earnings/or profits of the Vessel, due or to become due from any person whomsoever;

               (v) With or without legal process re-enter and take possession of the Vessel at any time wherever it may be found and, without being responsible for loss or damage, hold, lease, charter, operate or otherwise use the Vessel for such time and on such terms as the Mortgagee may deem advisable and collect and retain all freights, hires, earnings, and/or other moneys due or to become due and arising therefrom, and/or if it seems desirable to the Mortgagee, and without being responsible for loss or damage, with or without possession, sell the Vessel free from any claim by the Mortgagor in admiralty, in equity, at law or by statute, after first giving notice of the time and place of sale, with a general description of the property, by publishing such notice in such manner as may be required by applicable rules of court and as may be reasonably calculated to give adequate notice of the sale to potential buyers through trade publication, via brokers, or otherwise, and by mailing a similar notice to the Mortgagor at its

                                                                       EXHIBIT B

          last known business address on the day of first publication. Such sale may be held at any place and at such time as the Mortgagee may specify, and in such manner as the Mortgagee may deem advisable, and may be conducted without bringing the Vessel to the place of sale, and the Mortgagee may become a purchaser at the sale. From time to time the Mortgagee may adjourn any such sale by announcement at the time and place appointed for such sale or by any adjourned sale; and without notice or publication, the Mortgagee may make such sale at the time and place to which the same shall be so adjourned.

               (vi) Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for any and all amounts due, and collect the same from Mortgagor and/or out of any and all property of Mortgagor whether covered by this Mortgage or otherwise;

               (vii) Commence a civil action in rem to foreclose this First Preferred Ship Mortgage and obtain an order to sell, and sell, the Vessel, pursuant to the provisions of the Act of November 23, 1988, P.L. 100-710, 102 Stat. 4735, as amended, 46 U.S.C. 31325 and 31326, or their successor provisions, or by other judicial process as may be provided in the statutes.

          (c) Mortgagor hereby consents to the appointment of a custodian of the Vessel by Mortgagee with the costs thereof to be a cost of the sale to be paid from the proceeds of the sale or by Mortgagor.

          (d) Each and every power or remedy herein specifically given to the Mortgagee shall be cumulative and shall be in addition to every other power or remedy herein specifically given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power or remedy, whether specifically herein given or otherwise so existing may be exercised from time to time and as often and at such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power accruing upon any Event of Default shall be construed to be a waiver of such default or any acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment after such default or any payment on account of any past default be deemed a waiver of any right to take advantage of any other default or of any past default not completely cured thereby.

          (e) If, at any time after an Event of Default and previous to the actual sale of the Vessel by the Mortgagee or to any foreclosure proceedings, the Mortgagor completely cures all Events of Default and pays all expenses, advances and damages to the Mortgagee consequent on such Event of Default with interest at the rate provided in the Credit Agreement, then the Mortgagee shall accept such payment and cure and restore the Mortgagor to its former position, but such actions shall not affect any subsequent Event of Default, nor impair any rights consequent thereon.

          (f) The proceeds of any sale, and the net earnings of any charter, operation or other use of the Vessel by the Mortgagee under any of the powers herein specified, and the proceeds of any Judgment collected by the Mortgagee for any default hereunder and the proceeds of any insurance or of any claim for damages on account of the Vessel, received by the Mortgagee while exercising any such power, and any and all other proceeds collected by the Mortgagee, or in any proceedings hereunder, the application of which has not elsewhere been specifically provided for, shall be applied as follows:

          First: To payment of all expenses and charges, including expenses of any sale, expense of any retaking, attorney's fees, court costs, and any other expenses made or incurred by the Mortgagee in the protection of its rights hereunder, and to the payment of any damages sustained by the Mortgagee from any default of the Mortgagor hereunder with interest as provided herein; and

                                                                       EXHIBIT B

          to provide adequate indemnity against liens having priority over this First Preferred Ship Mortgage.

          Second: To the payment of the balance due and outstanding upon the Secured Obligations or otherwise due under the Credit Agreement, including accrued and unpaid interest to the date of such payment, with such payment to be applied pro rata to such outstanding principal and interest and to the payment of all other unpaid items, costs or expenses constituting part of the Secured Obligations.

          Third: Any surplus thereafter remaining shall be paid to the Mortgagor.

          (g) Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title, and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall bar the Mortgagor, its successors and assigns, and all persons claiming by, through, or under them. At any such sale Mortgagee or other holder of the Note (the "holder/purchaser") may bid for and purchase such Vessel and upon compliance with the terms of the sale may hold, retain and dispose of such property without further accountability therefor. In case of any such sale the holder/purchaser shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Note or any portion thereof in order that there may be credited against the amount remaining due and unpaid thereon the sums payable to the holder/purchaser out of the net proceeds of such sale after allowing for the costs and expense of sale and other charges; and thereupon the holder/purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Note. No purchase shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale or as to the application of the proceeds thereof.

          (h) Whenever any right to enter and take possession of the Vessel accrues to Mortgagee, it may require the Mortgagor to deliver, and the Mortgagor shall on demand, at its own cost and expense, deliver such Vessel to Mortgagee as demanded. If any legal proceedings shall be taken to enforce any rights under this Mortgage, Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

          (i) Mortgagee is hereby appointed attorney-in-fact of the Mortgagor to execute and deliver to any purchaser and is hereby vested with full power and authority to make, in the name and in behalf of the Mortgagor, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel, under any power herein contained, the Mortgagor will, if and when required by Mortgagee, execute such form of conveyance of such Vessel as Mortgagee may direct or approve.

          (j) Mortgagee is hereby appointed attorney-in-fact of the Mortgagor upon the happening of any Event of Default, in the name of the Mortgagor to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, tolls, rents, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums, due or to become due at the time of the happening of any Event of Default in respect to the Vessel, or in respect of any insurance thereof from any person whomsoever, and to make, give and execute in the name of the Mortgagor acceptances, receipts, releases, or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor the other instruments in writing with respect to the foregoing. All amounts so received shall

                                                                       EXHIBIT B

     first be applied to operating expenses and then to unpaid interest and then to unpaid principal on the Note.

          (k) If the Mortgagor shall default in the observance or performance of any of the covenants, conditions or agreements in this Mortgage on its part to be performed or observed (and such default shall constitute an Event of Default), the Mortgagee may in its discretion, but shall be under no obligation to, do all acts and make all expenditures necessary to remedy such default, including, without limitation of the foregoing, entry upon the Vessel to make repairs, and the Mortgagor shall forthwith reimburse the Mortgagee, with interest at the Interest Rate, for any and all expenditures so made or incurred and, until the Mortgagor has so reimbursed the Mortgagee for such expenditures, the amount thereof shall be a debt due from the Mortgagor to the Mortgagee secured by a first priority claim on the Vessel, provided, that the making of any such expenditure shall not relieve the Mortgagor from the consequences of any such default. The Mortgagor shall also forthwith reimburse the Mortgagee, with interest at the Interest Rate, for any and all advances made or expenses of Mortgagee at any time in taking the Vessel or otherwise protecting its rights hereunder, and for any and all damages sustained by the Mortgagee from or by reason of any default or defaults of the Mortgagor, and the amount of such advances, expenses and damages shall be a debt due from the Mortgagor to the Mortgagee secured by a first priority claim on the Vessel.

          (l) In the event that the Vessel shall be arrested or detained by a marshal or other officer of any court of law, equity or admiralty jurisdiction or by any government or other authority, and shall not be released from arrest or detention within thirty days from the date of arrest or detention, the Mortgagor hereby irrevocably authorizes and empowers the Mortgagee and its appointee or appointees, with full power of substitution, in the name and at the expense of the Mortgagor, to apply for, claim and receive or take possession of the Vessel with all rights and powers that the Mortgagor might have and exercise in any such event. The Mortgagor also irrevocably authorizes and empowers any such persons to appear, in the name of the Mortgagor, or against the Vessel in any court of any country or nation of the world where a suit is pending against the Vessel, because of or on account of any alleged lien against the Vessel from which the same has not been released, and to take such proceedings as they or any of them may deem proper for the defense of such suit and for the release of the Vessel therefrom in the event that the Mortgagor shall not be taking proceedings reasonably satisfactory to Mortgagee, and in such case all expenditures made or incurred by Mortgagee or its appointees for the purpose of such defense or discharge shall be a debt due from the Mortgagor, its successors and assigns, to Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Article 11. Possession Prior to Default. Until one or more of the Events of Default hereinbefore described shall happen, the Mortgagor shall retain actual possession of the Vessel, and manage, operate and use the same and collect, receive, take and use and enjoy the earnings, income, rents, freights, issues and profits thereof.

Article 12. Statutory Compliance.

     (a) The Mortgagor shall comply with and satisfy all applicable formalities and provisions of the laws and regulations of the United States of America, including but not limited to the provisions of 46 U.S.C. Chapter 313 et seq, as amended, including without limitation the provisions of the Act of November 23, 1988, P.L. 100-710, 102 Stat. 4735, as amended, in order to perfect, establish and maintain this First Preferred Ship Mortgage, and any supplement or amendment thereto upon the Vessel and upon all renewals, as a first preferred mortgage thereunder, and the Mortgagor shall not sell, mortgage, transfer, nor merge or consolidate with any other person, firm or corporation, or dissolve, nor change the flag, name or the port of documentation of the

                                                                       EXHIBIT B

Vessel, without the written consent of the Mortgagee first obtained. Any such written consent to any one sale, merger, consolidation, transfer, mortgage or change of flag, name or port of documentation, shall not be deemed or held to be a waiver of this provision in respect to any subsequent sale, merger, consolidation, transfer, mortgage or change of flag, name or port of documentation.

     (b) The Mortgagor will pay and discharge, when due and payable from time to time, all taxes, assessments, and governmental charges, fines and penalties lawfully imposed upon the Vessel; provided, however, that the Mortgagor may omit to pay any such tax, assessment, governmental charge, fine or penalty, so long as it, in good faith and by appropriate legal proceedings, shall contest the validity thereof and the Mortgagor shall set aside on its books adequate reserves in the opinion of the Mortgagor with respect to any such tax, assessment, charge, fine or penalty so contested, unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced with respect to the property which is subject to any such tax, assessment, charge, fine or penalty. The right of the Mortgagor to contest the validity of any claim contemplated by this Article 12 shall in no event be construed as permitting any libel, attachment or other seizure of the Vessel, under process or color of legal authority to remain undissolved or undischarged for a period in excess of 30 days.

Article 13. Further Assurances. In the event that this First Preferred Ship Mortgage or the Credit Agreement, or the Note, or any provision of this First Preferred Ship Mortgage or the Credit Agreement or the Note is deemed invalidated, in whole or in part, by any present or future law or court decision, the Mortgagor shall execute such other or further instruments, as in the opinion of counsel for the Mortgagee, will carry out the true intent and spirit of this Mortgage. From time to time, the Mortgagor shall execute such other assurances as, in the opinion of such counsel, may be required more effectually to subject the Vessel herein mortgaged or intended to be mortgaged to the payment of the Credit Agreement secured by this Mortgage.

Article 14. Lawful Operation. The Mortgagor covenants and agrees to comply with all the laws of the United States of America and/or any subdivision thereof where the Vessel may be, pertaining to its operation. The Mortgagor will not cause or permit the Vessel to be used in any manner contrary to law and will not engage in any unlawful trade or carry any cargo that will expose the Vessel to penalty, forfeiture, or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment or flag of the Vessel under the laws and regulations of the United States. Mortgagee does not authorize or consent to any act, failure or omission on the part of the Mortgagor or any other person which would permit or give rise to the risk of forfeiture of the Vessel for a violation of any law of the United States or any other governmental authority.

Article 15. Copy of Entire Agreement. The Mortgagor acknowledges receipt from the Mortgagee of a true copy of this First Preferred Ship Mortgage which comprises the entire agreement between the parties respecting the mortgage of the Vessel, and supersedes any and all other agreements respecting the Vessel, except as otherwise specifically provided herein.

Article 16. Continuity of Provisions. All the covenants, stipulation and agreements contained in this First Preferred Ship Mortgage shall be binding upon and inure to the benefit of the Mortgagor, its successors and assigns, and the Mortgagee, its successors and assigns. Throughout this Mortgage, the singular shall include the plural.

Article 17. Applicable Law. This instrument shall be construed in accordance with the statutory and maritime law of the United States, and, where such law is silent or inapplicable, then under the laws of the Commonwealth of Pennsylvania.

                                                                       EXHIBIT B

Article 18. Separate Discharge. Although it is not intended that this Mortgage include any property other than the Vessel, if any determination is made at any time that for any reason this Mortgage does include any property other than a "Vessel" within the meaning of Chapter 313 of title 46, United States Code, such property may be separately discharged from the lien of this Mortgage, but only with the consent of the Mortgagee, by the payment of .01% of the said total amount.

Article 19. Notice. Any notice required or permitted hereunder shall be sufficient if given in the manner provided in the Credit Agreement.

Article 20. Defined Terms. Any capitalized terms which are not otherwise defined herein shall have the respective meanings, if any, assigned thereto in the Credit Agreement.

Article 21. Remedies Not Exclusive. Each and every right, power and remedy given to the Mortgagee in this Mortgage or in the other Operative Documents shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, in admiralty, or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be determined by the Mortgagee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be any acquiescence therein nor shall the acceptance by the Mortgagee or any Holder of any security or of any payment of or on account of the Notes maturing after a default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future default or of any past default not completely cured thereby.

                                                                       EXHIBIT B

         IN WITNESS WHEREOF, the Mortgagor has caused these presents to be executed and attested by its duly authorized officers as of the day and year first above written.

Attest:                                            NPR, Inc.


-------------------------------------              ----------------------------
By:                                                By:
Title:                                             Title:

                                                                       EXHIBIT B

                                 ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA       :

COUNTY OF PHILADELPHIA                        :
                                              :     SS.

     On the_ day of November, 1997, before me came __________________ to me known who, being duly sworn, did depose and say that he is __________________ of NPR, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by like order and acknowledged to me that he executed the said Mortgage as the ___________________ of said corporation, and that the same is the free and voluntary act and deed of said corporation and of himself as _______________________ thereof for the uses and purposes expressed in said Mortgage.


                                                  _____________________________
                                                  Notary Public

                                                  My commission expires: